                                                                EXECUTION COPY
______________________________________________________________________________





                                CREDIT AGREEMENT

                          Dated as of April 6 , 1995,



                                     Among



                         CORAM HEALTHCARE CORPORATION,


                                  CORAM, INC.,


                            THE LENDERS NAMED HEREIN



                                      and



                                 CHEMICAL BANK,
                            as Administrative Agent,
                              as Collateral Agent
                              and as Fronting Bank





______________________________________________________________________________

                         TABLE OF CONTENTS

                                                                      Page

                             ARTICLE I

                            Definitions

SECTION 1.01.      Defined Terms . . . . . . . . . . . . . . . . . . . . .    2
SECTION 1.02.      Terms Generally . . . . . . . . . . . . . . . . . . . .   32


                             ARTICLE II

                            The Credits

SECTION 2.01.      Commitments . . . . . . . . . . . . . . . . . . .  . . .   33
SECTION 2.02.      Loans . . . . . . . . . . . . . . . . . . . . . .  . . .   33
SECTION 2.03.      Borrowing Procedure . . . . . . . . . . . . . . .  . . .   35
SECTION 2.04.      Evidence of Debt; Repayment of Loans  . . . . . .  . . .   35
SECTION 2.05.      Fees  . . . . . . . . . . . . . . . . . . . . . .  . . .   36
SECTION 2.06.      Interest on Loans . . . . . . . . . . . . . . . .  . . .   37
SECTION 2.07.      Default Interest  . . . . . . . . . . . . . . . .  . . .   38
SECTION 2.08.      Alternate Rate of Interest  . . . . . . . . . . .  . . .   38
SECTION 2.09.      Termination and Reduction of Commitments  . . . .  . . .   38
SECTION 2.10.      Conversion and Continuation of Borrowings . . . .  . . .   39
SECTION 2.11.      Repayment of Term Borrowings  . . . . . . . . . .  . . .   41
SECTION 2.12.      Prepayment  . . . . . . . . . . . . . . . . . . .  . . .   41
SECTION 2.13.      Reserve Requirements; Change in Circumstances . .  . . .   43
SECTION 2.14.      Change in Legality  . . . . . . . . . . . . . . .  . . .   45
SECTION 2.15.      Indemnity . . . . . . . . . . . . . . . . . . . .  . . .   46
SECTION 2.16.      Pro Rata Treatment  . . . . . . . . . . . . . . .  . . .   46
SECTION 2.17.      Sharing of Setoffs  . . . . . . . . . . . . . . .  . . .   46
SECTION 2.18.      Payments  . . . . . . . . . . . . . . . . . . . .  . . .   47
SECTION 2.19.      Taxes . . . . . . . . . . . . . . . . . . . . . .  . . .   47
SECTION 2.20.      Actions to Mitigate . . . . . . . . . . . . . . .  . . .   51
SECTION 2.21.      Letters of Credit . . . . . . . . . . . . . . . .  . . .   51
SECTION 2.22.      Assignment of Commitments under Certain
                     Circumstances . . . . . . . . . . . . . . . . .  . . .   56

                            ARTICLE III

                   Representations and Warranties

SECTION 3.01.      Organization; Powers  . . . . . . . . . . . . . .  . . .   57
SECTION 3.02.      Authorization . . . . . . . . . . . . . . . . . .  . . .   57
SECTION 3.03.      Enforceability  . . . . . . . . . . . . . . . . .  . . .   58
SECTION 3.04.      Governmental Approvals  . . . . . . . . . . . . .  . . .   58
SECTION 3.05.      Financial Statements  . . . . . . . . . . . . . .  . . .   58
SECTION 3.06.      No Material Adverse Change  . . . . . . . . . . .  . . .   59
SECTION 3.07.      Title to Properties; Possession Under Leases  . .  . . .   59
SECTION 3.08.      Subsidiaries and Joint Ventures . . . . . . . . .  . . .   59
SECTION 3.09.      Litigation; Compliance with Laws  . . . . . . . .  . . .   59
SECTION 3.10.      Agreements  . . . . . . . . . . . . . . . . . . .  . . .   60
SECTION 3.11.      Federal Reserve Regulations . . . . . . . . . . .  . . .   60
SECTION 3.12.      Investment Company Act; Public Utility
                     Holding Company Act   . . . . . . . . . . . . .  . . .   61
SECTION 3.13.      Use of Proceeds . . . . . . . . . . . . . . . . .  . . .   61
SECTION 3.14.      Tax Returns . . . . . . . . . . . . . . . . . . .  . . .   61
SECTION 3.15.      No Material Misstatements . . . . . . . . . . . .  . . .   61
SECTION 3.16.      Employee Benefit Plans  . . . . . . . . . . . . .  . . .   61
SECTION 3.17.      Environmental Matters . . . . . . . . . . . . . .  . . .   62
SECTION 3.18.      Insurance . . . . . . . . . . . . . . . . . . . .  . . .   63
SECTION 3.19.      Security Documents  . . . . . . . . . . . . . . .  . . .   63
SECTION 3.20.      Location of Real Property and Leased Premises . .  . . .   64
SECTION 3.21.      Solvency  . . . . . . . . . . . . . . . . . . . .  . . .   64
SECTION 3.22.      Labor Matters . . . . . . . . . . . . . . . . . .  . . .   65


                             ARTICLE IV

                       Conditions of Lending

SECTION 4.01.      All Credit Events . . . . . . . . . . . . . . . .  . . .   65
SECTION 4.02.      First Credit Event  . . . . . . . . . . . . . . .  . . .   66


                             ARTICLE V

                       Affirmative Covenants

SECTION 5.01.      Existence; Businesses and Properties  . . . . . .  . . .   71
SECTION 5.02.      Insurance . . . . . . . . . . . . . . . . . . . .  . . .   72
SECTION 5.03.      Obligations and Taxes . . . . . . . . . . . . . .  . . .   72
SECTION 5.04.      Financial Statements, Reports, etc. . . . . . . .  . . .   73

SECTION 5.05.      Litigation and Other Notices  . . . . . . . . . .  . . .   76
SECTION 5.06.      Employee Benefits . . . . . . . . . . . . . . . .  . . .   76
SECTION 5.07.      Maintaining Records; Access to Properties
                     and Inspections . . . . . . . . . . . . . . . .  . . .   77
SECTION 5.08.      Use of Proceeds . . . . . . . . . . . . . . . . .  . . .   77
SECTION 5.09.      Compliance with Environmental Laws  . . . . . . .  . . .   77
SECTION 5.10.      Preparation of Environmental Reports  . . . . . .  . . .   77
SECTION 5.11.      Audits  . . . . . . . . . . . . . . . . . . . . .  . . .   77
SECTION 5.12.      Further Assurances  . . . . . . . . . . . . . . .  . . .   78
SECTION 5.13.      Interest Rate Protection Agreements . . . . . . .  . . .   79
SECTION 5.14.      Cash Concentration Account; Cash Management
                     Systems . . . . . . . . . . . . . . . . . . . .  . . .   79
SECTION 5.15.      Compliance Procedures . . . . . . . . . . . . . .  . . .   80
SECTION 5.16.      Transition to Holding Company Structure . . . . .  . . .   80
SECTION 5.17.      Subordinated Debt Payments  . . . . . . . . . . .  . . .   80


                             ARTICLE VI

                         Negative Covenants

SECTION 6.01.      Indebtedness  . . . . . . . . . . . . . . . . . .  . . .   80
SECTION 6.02.      Liens . . . . . . . . . . . . . . . . . . . . . .  . . .   84
SECTION 6.03.      Sale and Lease-Back Transactions  . . . . . . . .  . . .   86
SECTION 6.04.      Investments, Loans and Advances . . . . . . . . .  . . .   86
SECTION 6.05.      Mergers, Consolidations, Sales of Assets and
                     Acquisitions  . . . . . . . . . . . . . . . . .  . . .   89
SECTION 6.06.      Dividends and Distributions . . . . . . . . . . .  . . .   90
SECTION 6.07.      Transactions with Affiliates  . . . . . . . . . .  . . .   91
SECTION 6.08.      Business of Borrower and Subsidiaries . . . . . .  . . .   92
SECTION 6.09.      Fiscal Year . . . . . . . . . . . . . . . . . . .  . . .   92
SECTION 6.10.      Other Indebtedness and Agreements . . . . . . . .  . . .   92
SECTION 6.11.      Capital Expenditures  . . . . . . . . . . . . . .  . . .   94
SECTION 6.12.      Coverage Ratio  . . . . . . . . . . . . . . . . .  . . .   94
SECTION 6.13.      Total Debt Ratio  . . . . . . . . . . . . . . . .  . . .   95
SECTION 6.14.      Cash Interest Expense Coverage Ratio  . . . . . .  . . .   96
SECTION 6.15.      EBITDA  . . . . . . . . . . . . . . . . . . . . .  . . .   97
SECTION 6.16.      Lease Expense . . . . . . . . . . . . . . . . . .  . . .   97


                            ARTICLE VII

                         Events of Default

Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97

                                  ARTICLE VIII

               The Administrative Agent and the Collateral Agent

The Administrative Agent and the Collateral Agent . . . . . . . . . . . .    101


                                   ARTICLE IX

                                 Miscellaneous

SECTION 9.01.      Notices . . . . . . . . . . . . . . . . . . . . .  . . .  104
SECTION 9.02.      Survival of Agreement . . . . . . . . . . . . . .  . . .  104
SECTION 9.03.      Binding Effect  . . . . . . . . . . . . . . . . .  . . .  105
SECTION 9.04.      Successors and Assigns  . . . . . . . . . . . . .  . . .  105
SECTION 9.05.      Expenses; Indemnity . . . . . . . . . . . . . . .  . . .  108
SECTION 9.06.      Right of Setoff . . . . . . . . . . . . . . . . .  . . .  110
SECTION 9.07.      Applicable Law  . . . . . . . . . . . . . . . . .  . . .  111
SECTION 9.08.      Waivers; Amendment  . . . . . . . . . . . . . . .  . . .  111
SECTION 9.09.      Interest Rate Limitation  . . . . . . . . . . . .  . . .  112
SECTION 9.10.      Entire Agreement  . . . . . . . . . . . . . . . .  . . .  112
SECTION 9.11.      Waiver of Jury Trial  . . . . . . . . . . . . . .  . . .  113
SECTION 9.12.      Severability  . . . . . . . . . . . . . . . . . .  . . .  113
SECTION 9.13.      Counterparts  . . . . . . . . . . . . . . . . . .  . . .  113
SECTION 9.14.      Headings  . . . . . . . . . . . . . . . . . . . .  . . .  113
SECTION 9.15.      Jurisdiction; Consent to Service of Process . . .  . . .  113
SECTION 9.16.      Confidentiality . . . . . . . . . . . . . . . . .  . . .  114


Schedule 1.01      Assets Held for Sale
Schedule 2.01      Commitments
Schedule 3.02      No-Conflict Exceptions
Schedule 3.04      Governmental Approvals
Schedule 3.08      Subsidiaries, Designated Subsidiaries and Joint Ventures
Schedule 3.09      Litigation
Schedule 3.18      Insurance
Schedule 3.19(b)   Filing Offices
Schedule 3.19(c)   Intellectual Property Security Filing Offices
Schedule 3.20(a)   Owned Real Property
Schedule 3.20(b)   Leased Real Property
Schedule 3.22      Labor Matters
Schedule 4.02(f)   Subsidiaries Not Subject to Pledge
Schedule 5.16      Assets and Operations of Coram
Schedule 6.01(a)   Indebtedness
Schedule 6.01(d)   Conversion Tests for Junior PIK Notes

Schedule 6.01(o)   Joint Venture Indebtedness
Schedule 6.02      Liens
Schedule 6.04(g)   Investments
Schedule 6.07      Transactions with Affiliates

Exhibit A          Form of Administrative Questionnaire
Exhibit B          Form of Assignment and Acceptance
Exhibit C          Form of Borrowing Request
Exhibit D          Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E          Form of Parent Guarantee Agreement
Exhibit F          Form of Pledge Agreement
Exhibit G          Form of Security Agreement
Exhibit H          Form of Intellectual Property Security Agreement
Exhibit I          Form of Subsidiary Guarantee Agreement
Exhibit J-1        Form of Opinion of Brobeck, Phleger & Harrison,
                     Counsel for Coram, the Borrower and the Subsidiaries
Exhibit J-2        Form of Opinion of Brobeck, Phleger & Harrison,
                     Counsel for Coram, the Borrower and the Subsidiaries
Exhibit J-3        Form of Opinion of Greenberg, Traurig, Hoffman,
                     Lipoff, Rosen & Quentel, P.A., Local Counsel for HealthInfusion
Exhibit K-1        Form of Borrowing Base Certificate
Exhibit K-2        Supplemental Borrowing Base Information
Exhibit L          Form of Location Update

       CREDIT AGREEMENT dated as of April 6, 1995, among CORAM HEALTHCARE CORPORATION, a Delaware corporation ("Coram"), CORAM, INC., a Delaware corporation (the "Borrower") and a wholly owned subsidiary of Coram, the financial institutions listed on Schedule 2.01 (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as agent (in such capacity, the "Administrative Agent") for the Lenders, as collateral agent (in such capacity, the "Collateral Agent") for the Lenders and as fronting bank (the "Fronting Bank").


         The Borrower will acquire from Caremark (such term and each other capitalized term used but not defined in this preamble having the meaning assigned thereto in Article I) in the Acquisition the Acquired Business for consideration consisting of (a) not more than $210,000,000 in cash and (b) the issuance by Coram to Caremark of (i) not more than $25,000,000 principal amount of the Junior PIK Notes and (ii) not more than $90,000,000 principal amount of the Convertible PIK Notes. Simultaneously with the consummation of the Acquisition, (a) the Borrower will issue to DLJ $150,000,000 principal amount of the Subordinated Bridge Notes, (b) Coram and the Borrower will make the Contribution and (c) Coram and the Subsidiaries will repay their indebtedness under the Existing Credit Agreement. All the foregoing actions are referred to collectively as the "Acquisition Transactions".

         The Borrower has requested the Lenders to extend credit in the form of
(a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $200,000,000, and (b) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the difference between (i) the lesser of (A) $100,000,000 and (B) the Borrowing Base at such time and (ii) the L/C Exposure at such time. The Borrower has also requested the Fronting Bank to issue Letters of Credit for the Borrower's account at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate stated amount at any time outstanding not in excess of $20,000,000. The proceeds of the Term Loans will be used by the Borrower solely (a) to pay the cash portion of the purchase price to be paid in connection with the Acquisition, (b) to repay indebtedness of Coram and its Subsidiaries under the Existing Credit Agreement and (c) to pay related fees and expenses not in excess of $26,000,000 (such fees and expenses, the "Acquisition Costs"). The proceeds of Revolving Loans will be used for general corporate purposes, including payment of all or
a portion of the Restructuring Charges.   Letters of Credit will be used by
Coram, the Borrower or the Subsidiary Guarantors solely for ordinary course purposes.

         The Lenders are willing to extend such credit to the Borrower and the Fronting Bank is willing to issue letters of credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

         "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Account" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

         "Account Debtor" shall mean, with respect to any Account, the obligor with respect to such Account.

         "Accounts Turnover" shall mean, at any date, the product of (a) an amount equal to (i) the aggregate amount of Accounts outstanding as of the first day of the most recently ended fiscal month of Coram prior to such date for which a Borrowing Base Certificate and the other information required pursuant to Section 5.04(d) shall have been delivered to the Lenders divided by
(ii) the aggregate amount of cash payments received by Coram, the Borrower and the Subsidiaries during such month in respect of all Accounts and (b) 30 days.

         "Acquired Business" shall mean substantially all the assets of Caremark's home health infusion business, as set forth in the Asset Purchase Agreement.

         "Acquisition" shall mean the acquisition by the Borrower from Caremark of the Acquired Business, as set forth in the Asset Purchase Agreement.

         "Acquisition Costs" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Acquisition Transactions" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the immediately preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "Annualized EBITDA" shall have the meaning assigned to such term in
Section 6.13(a).

         "Applicable Commitment Fee Percentage" shall mean for any date the applicable percentage set forth below based on the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio as of the last day of the Borrower's most recently ended fiscal quarter:


                                                 Ratios                                          Percentage
                            Total Consolidated Debt Ratio greater than 2.30                        .500%
                            or Consolidated Interest Coverage Ratio less
                            than 4.60

                            Total Consolidated Debt Ratio less than or                             .500%
                            equal to 2.30 but greater than 1.95 and
                            Consolidated Interest Coverage Ratio greater
                            than or equal to 4.60 but less than 5.45

                            Total Consolidated Debt Ratio less than or                             .375%
                            equal to 1.95 and
                            Consolidated Interest Coverage Ratio greater
                            than or equal to 5.45

         For purposes of the foregoing, (a) the Applicable Commitment Fee Percentage at any time shall be determined by reference to the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio as of the last day of the fiscal quarter most recently ended prior to such time and for the period for which such last day is the measuring date and (b) any change in the Applicable Margin shall become effective for all purposes on and after the date of delivery to the Administrative Agent of the certificate described in
Section 5.04(c) relating to such fiscal quarter; provided, however, that if the proceeds of any Borrowing are used to finance a Permitted Business Acquisition and the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio after giving effect to such Permitted Business Acquisition would result in a change in the Applicable Commitment Fee Percentage, such change shall become effective for all purposes simultaneously with such Borrowing. Notwithstanding the foregoing, (a) at any time during which the Borrower has failed to deliver the certificate described in Section 5.04(c) with respect to a fiscal quarter in accordance with the provisions thereof, the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio shall be deemed, solely for the purposes of this definition and until such time as the Borrower shall deliver such certificate in accordance with the provisions of
Section 5.04(c), to be the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio, respectively, in effect immediately prior to the failure to deliver such certificate, and (b) until the Borrower shall have delivered such certificate in respect of the fiscal quarter ending June 30,

1995, the Total Consolidated Debt Ratio shall be deemed to be greater than 2.30 and the Consolidated Interest Coverage Ratio shall be deemed to be less than 4.60.

         "Applicable Margin" shall mean for any date, with respect to the Loans comprising any Eurodollar Borrowing or ABR Borrowing, as the case may be, the applicable spread set forth below based on the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio as of the last day of the Borrower's most recently ended fiscal quarter:


                                 Ratios                           LIBOR Margin                          ABR Margin
                   Total Consolidated Debt Ratio                    2.500%                               1.500%
                   greater than 2.30 or Consolidated
                   Interest Coverage Ratio less than
                   4.60

                   Total Consolidated Debt Ratio                    2.000%                               1.000%
                   less than or equal to 2.30 but
                   greater than 1.95 and
                   Consolidated Interest Coverage
                   Ratio greater than or equal to
                   4.60 but less than 5.45

                   Total Consolidated Debt Ratio                    1.500%                               0.500%
                   less than or equal to 1.95 and
                   Consolidated Interest Coverage
                   Ratio greater than or equal to
                   5.45

               For purposes of the foregoing, (a) the Applicable Margin at any time shall be determined by reference to the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio as of the last day of the fiscal quarter most recently ended prior to such time and for the period for which such last day is the measuring date and (b) any change in the Applicable Margin shall become effective for all purposes on and after the date of delivery to the Administrative Agent of the certificate described in Section 5.04(c) relating to such fiscal quarter and shall apply (i) in the case of the ABR Margin, to ABR Loans outstanding on such delivery date or made on and after such delivery date and (ii) in the case of the LIBOR Margin, to Eurodollar Loans made on and after such delivery date (including pursuant to any conversion or continuation pursuant to Section 2.10); provided, however, that if the proceeds of any Borrowing are used to finance a Permitted Business Acquisition and the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio after giving effect to such Permitted Business Acquisition would result in a change in the Applicable Margin, such change shall become effective for all purposes simultaneously with such Borrowing. Notwithstanding the foregoing,
(a) at any time during which the Borrower has failed to deliver the certificate described in Section 5.04(c) with respect to a fiscal quarter in accordance with the provisions thereof, the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio shall be deemed, solely for the purposes of this definition and until such time as the Borrower shall deliver such certificate in accordance with the provisions of Section 5.04(c), to be the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio, respectively, in effect immediately prior to the failure to deliver such certificate, and (b) until the Borrower shall have delivered such certificate in respect of the fiscal quarter ending June 30, 1995, the Total Consolidated Debt Ratio shall be deemed to be greater than 2.30 and the Consolidated Interest Coverage Ratio shall be deemed to be less than 4.60.

         "Applicable Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect.

         "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

         "Asset Purchase Agreement" shall mean the Asset Sale and Note Purchase Agreement dated as of January 29, 1995, among Coram, Caremark and Caremark International Inc., as amended from time to time in accordance with Section 6.10.

         "Assets Held for Sale" shall mean the assets set forth on Schedule
1.01.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "Available Revolving Credit Commitment" shall mean, at any time, the excess of (a) the lesser of (i) the Total Revolving Credit Commitment at such time and

(ii) the Borrowing Base at such time over (b) the Aggregate Revolving Credit Exposure at such time.

         "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower Junior PIK Notes Exchange Transaction" shall mean the exchange of Junior PIK Notes for Junior PIK Refinancing Notes of the Borrower following the second anniversary of the Closing Date in accordance with Section 7 of the Junior PIK Notes.

         "Borrower Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of April [ ] , 1995, among the Borrower, Coram and DLJ providing for the purchase and sale of the Subordinated Bridge Notes and the issuance of the Subordinated Rollover Notes, as such agreement may be amended from time to time in accordance with the provisions hereof.

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

          "Borrowing Base" shall mean, with respect to the Borrower at any time, an amount equal to the product of (a) 85% and (b) an amount equal to (i) Eligible Accounts Receivable at such time less (ii) the Dilution Reserve at such time. The Borrowing Base shall be computed monthly in accordance with
Section 5.04(d). The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered in accordance with Section 5.04(d).

         "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 5.04(d).

         "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City and Denver, Colorado, are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" shall mean, for any person in respect of any period, the sum of (a) the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such person to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other person; provided, however, that Capital Expenditures shall not include (i) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair all or any part of such lost, destroyed or damaged assets, equipment or other property within 12 months of the receipt of such proceeds, (ii) expenditures made to make any Permitted Other Acquisition or any Permitted Stock Acquisition or (iii) expenditures in respect of Permitted Business Acquisitions made pursuant to the proviso to clause (b) of the definition of the term "Net Proceeds"; and provided further, however, that for the purposes of Sections 6.12 and 6.14, the term "Capital Expenditures" shall not include expenditures in respect of Permitted Business Acquisitions made pursuant to
Section 6.04(d).

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Caremark" shall mean Caremark Inc., a California corporation.

         "Cash Concentration Account" shall mean (a) prior to the date on which the Borrower has complied with the provisions of Section 5.14(a)(ii), the cash concentration account maintained by the Borrower with Wells Fargo Bank, N.A. in San Francisco, California (account no. 4896044377), and the cash concentration account maintained by the Borrower with The First National Bank of Chicago in Chicago, Illinois (account no. 55-34364), and (b) the cash concentration account maintained by the Borrower with Chemical Bank in New York, New York.

         "Cash Concentration Agreement" shall have the meaning assigned to such term in the Security Agreement.

         A "Change in Control" shall be deemed to have occurred if:

               (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Coram, other than Caremark as a result of conversion of Convertible PIK Notes;

               (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted Coram's Board of Directors (together with any new directors whose election to Coram's Board of Directors or whose nomination for election to Coram's Board of Directors by Coram's shareholders was approved by a vote of at least two-thirds of Coram's directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of Coram's directors then in office;

               (c) any change in control with respect to Coram, the Borrower or any Subsidiary (or similar event, however denominated) shall occur under and as defined in the indenture or other agreement providing for the issuance of the Subordinated Bridge Notes, any Subordinated Rollover Notes, any Refinancing Notes or the Subordinated Seller Notes or in any other indenture or agreement in respect of Indebtedness to which Coram, the Borrower or any Subsidiary is party;

               (d) Coram shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of the Borrower free and clear of all Liens (other than any Lien under the Security Documents); or

               (e) the Borrower or any of the Subsidiaries shall issue any class of capital stock (or security convertible into any of its capital stock) that is not pledged to the Collateral Agent for the ratable benefit of the Secured Parties.

         "Chemical Cash Concentration Account" shall mean the Cash Concentration Account described in clause (b) of the definition of the term "Cash Concentration Account".

         "Closing Date" shall mean the date of the first Borrowing hereunder.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include any Mortgaged Properties.

         "Collection Deposit Account" shall mean any account maintained by Coram, the Borrower or any of the Subsidiaries in accordance with the terms of the Security

Agreement for the purpose of receiving deposits consisting of payments from customers in the ordinary course of business.

         "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment and, with respect to the Fronting Bank, its L/C Commitment.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated February 1995, delivered to the Lenders in connection with this Agreement.

         "Consolidated Cash Interest Expense" shall mean, with respect to Coram, the Borrower and the Subsidiaries on a consolidated basis for any period, Consolidated Interest Expense for such period less the sum of (a) pay-in-kind Consolidated Interest Expense, (b) to the extent included in Consolidated Interest Expense, the amortization of fees paid by Coram, the Borrower or any Subsidiary on or prior to the Closing Date in connection with the Transactions and (c) the amortization of debt discounts, if any, or fees in respect of Interest Rate Protection Agreements.

         "Consolidated Current Assets" shall mean, with respect to Coram, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Coram, the Borrower and the Subsidiaries as current assets at such date of determination.

         "Consolidated Current Liabilities" shall mean, with respect to Coram, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities (other than the current portion of long-term Indebtedness) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Coram, the Borrower and the Subsidiaries as current liabilities at such date of determination.

         "Consolidated Interest Coverage Ratio" shall mean, as of any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters (or such lesser number of fiscal quarters as shall have been completed since the Closing
Date) ending on the last day of the fiscal quarter most recently ended to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters (or such lesser number of fiscal quarters as shall have been completed since the Closing Date) ending on the last day of the fiscal quarter most recently ended.

         "Consolidated Interest Expense" shall mean, with respect to Coram, the Borrower and the Subsidiaries on a consolidated basis for any period, interest accrued or paid by Coram, the Borrower and the Subsidiaries during such period in respect of Total Debt determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Assets" shall mean, with respect to Coram, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets that would, in accordance with GAAP, be classified on a consolidated balance sheet of Coram, the Borrower and the Subsidiaries as assets at such date of determination, net of all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Coram, the Borrower and the Subsidiaries as liabilities at such date of determination.

         "Consolidated Working Capital" shall mean, with respect to Coram, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Consolidated Current Assets at such date of determination minus Consolidated Current Liabilities at such date of determination.

         "Contribution" shall mean, collectively, the contribution by Coram to the Borrower of all the outstanding capital stock of each direct subsidiary of Coram and the contribution by the Borrower to Curaflex of the Acquired Business.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms"Controlling" and "Controlled" shall have meanings correlative thereto.

         "Convertible PIK Notes" shall mean (a) the convertible junior subordinated pay-in-kind notes of Coram issued to Caremark on the Closing Date in accordance with the terms of this Agreement and the Asset Purchase Agreement and (b) any convertible junior subordinated pay-in-kind notes of Coram issued as payment of interest on the notes referred to in clause (a) of this definition in accordance with their terms.

         "Coram Junior PIK Notes Exchange Transaction" shall mean the exchange of Junior PIK Notes for Refinancing Notes of Coram during the 90-day period following the second anniversary of the Closing Date in accordance with Section
5.1 of the Junior PIK Notes.

         "Credit Event" shall have the meaning assigned to such term in Article IV.

         "Curaflex" shall mean Curaflex Health Services, Inc., a Delaware corporation.

         "Debt Service" shall mean, with respect to Coram, the Borrower and the Subsidiaries on a consolidated basis for any period, the sum of (a) Consolidated Cash Interest Expense of Coram, the Borrower and the Subsidiaries for such period, (b) scheduled principal amortization of Total Debt of Coram, the Borrower and the Subsidiaries for such period (whether or not such payments are made) and (c) the amortization of fees in respect of Interest Rate Protection Agreements.

         "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

         "Designated Subsidiary" shall mean at any time any Subsidiary that has assets with a total market value not in excess of $10,000 at such time and either (a) has not conducted any business or other operations during the 12-month period prior to such time or (b) has, as a result of a group restructuring or asset disposition involving one or more Subsidiaries, in each case permitted by this Agreement, become inactive at such time and will after such time no longer conduct any business or other operations. The Designated Subsidiaries in existence on the date hereof are set forth on Schedule 3.08.

         "Dilution Factors" shall mean, with respect to Coram, the Borrower and the Subsidiaries, the Dollar amount of any (a) credit memos plus (b) bad debt write-offs plus (c) other noncash credits or adjustments, in each case applied to an Account Debtor's balance.

         "Dilution Ratio" shall mean, at any date, an amount (expressed as a percentage) obtained by dividing (a) the aggregate amount of the Dilution Factors for the five most recently ended fiscal months of Coram prior to such date for which a Borrowing Base Certificate and the other information required pursuant to Section 5.04(d) shall have been delivered to the Lenders by (b) the total gross credit billings of Coram, the Borrower and the Subsidiaries on a consolidated basis for such five fiscal months; provided, however, that (i) to the extent that Accounts Turnover for each of the three most recently ended of such fiscal months shall be less than or equal to 120 days, the Dilution Ratio shall be calculated by reference to the four most recently ended such fiscal months and (ii) to the extent that Accounts Turnover for each of such three most recently ended fiscal months shall be less than or equal to 90 days, the Dilution Ratio shall be calculated by reference to such three fiscal months.

         "Dilution Reserve" shall mean, at any date, an amount obtained by multiplying (a) the Dilution Ratio at such date by (b) Eligible Accounts Receivable for the most recently ended fiscal month of Coram prior to such date for which a Borrowing Base Certificate and the other information required pursuant to Section 5.04(d) shall have been delivered to the Lenders.

         "DLJ" shall mean Coram Funding, Inc.

         "Dollars" or "$" shall mean lawful money of the United States of America.

         "Earn-out Obligations" shall mean any obligations, whether contingent or matured, to pay additional consideration in connection with the acquisition by Coram, the Borrower or any Subsidiary of any capital stock or assets.

         "EBITDA" shall mean, with respect to Coram, the Borrower and the Subsidiaries on a consolidated basis for any period, the consolidated net income of such corporation and its subsidiaries on a consolidated basis for such period plus, to the extent deducted in computing such consolidated net income, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) any extraordinary losses and (e) any restructuring charges (whether cash or noncash) in such period in connection with Permitted Business Acquisitions or the Acquisition, including relocation, retraining and transition costs associated with the Acquisition, minus (i) to the extent added in computing such consolidated net income, any extraordinary gains, all as determined on a consolidated basis with respect to such corporation and its subsidiaries in accordance with GAAP, (ii) any cash payments made in respect of Earn-out Obligations, (iii) any Restructuring Charges to the extent that the aggregate Restructuring Charges for the period following the Closing Date exceed $90,000,000 and (iv) any cash expenditures in such period that constitute restructuring charges in respect of Permitted Business Acquisitions.

         "Eligible Accounts Receivable" shall mean at the time of any determination thereof the aggregate face amount of all Accounts that meet the following criteria at the time of creation and continue to meet the same at the time of such determination: (a) the date of such determination is not later than 120 days after the date of the original invoice with respect to such Account (provided that the Accounts of any Account Debtor with original invoice dates that are less than 120 days prior to such date of determination shall be reduced by the amount of net credit balances of such Account Debtor the dates of which are more than 120 days prior to such date of determination); provided, however, that, from the period commencing on the Closing Date and ending on the last day of the twelfth completed fiscal month following the Closing Date, with respect to (i) any Account acquired in connection with the Acquisition and (ii) any other Account so long as the average of the Accounts Turnover for the three most recently ended fiscal months is more than 90 days, the date of determination shall be not later than 150 days after the date of the original invoice with respect to such Account; (b) such Account is denominated in Dollars; (c) such Account (i) arose from a completed, outright and lawful sale of goods or from the completed performance and acceptance of services (other than management services) in the ordinary course of business by the Borrower or a Guarantor and (ii) the related invoice, claim form and any other necessary supporting documentation has been filed with or submitted to the Account Debtor; provided, however, that 50% of all Accounts in respect of which an invoice shall not have been submitted as of the end of any calendar month shall constitute Eligible Accounts Receivable so long as the net increase in the Borrowing Base as a result of such inclusion does not exceed $5,000,000; (d) such Account (i) is owned solely by the Borrower or a Guarantor (other than any Subsidiary that is not a Wholly Owned Subsidiary or any Joint Venture), (ii) is subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents (except to the extent the Account Debtor with respect to such Account is the United States Medicare or Medicaid Program) and (iii) is not subject to any other Lien (including, in the case of any Account owed by an Account Debtor that is a Federal Governmental Authority, any Lien pursuant to the Federal Assignment of Claims Act, unless the Collateral Agent shall have received an assignment of claims in form and substance satisfactory to it within 60 days of the creation of such Account);
(e) such Account arose in the ordinary course of business of the Borrower or a Guarantor and, to the best knowledge of the Borrower and the Guarantors, no event of death, bankruptcy, insolvency or inability to pay creditors generally of the Account Debtor thereunder has occurred, and no notice thereof has been received; (f) such Account complies in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local; (g) with respect to such Account, the Account Debtor (i) is a United States person (or, if such person is not a United States person, such Account is supported by a letter of credit approved by the Administrative Agent in favor of the Borrower or a Guarantor), (ii) is not an Affiliate or Subsidiary of the Borrower or an Affiliate of any of the Subsidiaries and (iii) is not a natural person; (h) such Account constitutes an "account" or "chattel paper" or a "general intangible" within the meaning of the Uniform Commercial Code of the state in which the Account is located; (i) such Account is in full force and effect and constitutes a legal, valid and binding obligation of the Account Debtor enforceable in accordance with its terms; and (j) the Account Debtor with respect to such Account has not asserted that such Account is, and neither the Borrower nor any of its Subsidiaries is aware of any basis upon which such Account could be, subject to any defense, offset, deduction, credit or dispute, other than in the ordinary course of business.

         "Employee Loan" means a loan by Coram, the Borrower or of any of the Subsidiaries (a) to one of its employees who has moved more than 50 miles to take or continue employment with Coram, the Borrower or such Subsidiary, as the case may be, and who has not sold his or her residence prior to such move, where the proceeds of such loan are used by such employee for the purpose of purchasing a residence and such loan becomes due and payable upon the sale by such employee of his or her residence prior to such move and (b) to one of its employees representing payment for any capital stock of Coram or representing payment of the exercise price of options to purchase capital stock of Coram.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution or any adverse effect on the environment, in each case caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non- sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or human exposure to or the management or Release or threatened Release of any Hazardous Material.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 (b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any fiscal year, EBITDA of the Borrower and the Subsidiaries on a consolidated basis for such fiscal year, minus (a) Debt Service of the Borrower and the Subsidiaries on a consolidated basis for such fiscal year, (b) any prepayments of Term Loans during such fiscal year, (c) permitted Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such fiscal year that are paid in cash, (d) taxes paid in cash by the Borrower and the Subsidiaries on a consolidated basis during such fiscal year, (e) an amount equal to any increase in Consolidated Working Capital of the Borrower and the Subsidiaries during such fiscal year and (f) the amount of any loans made, dividends paid or distributions made to Coram during such fiscal year pursuant to Section 6.01(h), 6.06(c) or 6.06(g) to the extent added in determining EBITDA, all items that did not result from a cash payment to the Borrower and the Subsidiaries on a consolidated basis during such fiscal year plus (i) an amount equal to any decrease in Consolidated Working Capital during such fiscal year and (ii) to the extent subtracted in determining EBITDA, all items that did not result from a cash payment by the Borrower and the Subsidiaries on a consolidated basis during such fiscal year.

         "Existing Cash Concentration Accounts" shall mean the Cash Concentration Accounts described in clause (a) of the definition of the term "Cash Concentration Account".

         "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of February 10, 1995, by and among Coram, Curaflex, HealthInfusion, Medisys, HMSS and T2, Toronto Dominion (Texas), Inc., the Co-Agents named therein and the financial institutions party thereto.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean the Fee Letter dated January 24, 1995, between Coram and the Administrative Agent.

         "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Fronting Bank Fees.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

         "Fronting Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

         "Guarantors" shall mean Coram and the Subsidiary Guarantors.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Health Care Law" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Health Care Financing Administration, the Department of Health and Human Services ("HHS"), the Office of Inspector General of HHS, the Drug Enforcement Administration, any other Governmental Authority or the Health Industry Manufacturers Association or any other industry organization, including any state and/or local professional licensing laws, certificate of need laws and state reimbursement laws, the Physician Self-Referral Laws, relating in any way to the manufacture, distribution, marketing, sale or other disposition of any product or service of Coram, the Borrower or any Subsidiary, the conduct of the business of Coram, the Borrower or any Subsidiary, the provision of health care services generally, or to any relationship among Coram, the Borrower and its Subsidiaries, on the one hand, and their suppliers and customers and patients and other end-users of their products and services, on the other hand.

         "HealthInfusion" shall mean HealthInfusion, Inc., a Florida corporation.

         "HMSS" shall mean H.M.S.S., Inc., a Delaware corporation.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (excluding operating leases and trade accounts payable and accrued obligations incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business but including any Earn-out Obligations), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all net obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances and (k) all obligations in respect of Reverse Repurchase Agreements. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

For purposes of determining compliance with the covenants set forth in Sections 6.12, 6.13, 6.14 and 6.15, the term "Indebtedness" shall not include (a) any Earn-out Obligations unless and until such Earn-out Obligations have been fully earned or (b) Indebtedness of any partnership in which such person is a partner, the financial results of which are not consolidated with those of Coram.

         "Indemnitee" shall have the meaning assigned to such term in Section 9.05(b).

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

         "Intellectual Property Security Agreement" shall mean the Intellectual Property Security Agreement, substantially in the form of Exhibit H, among Coram, the Borrower and certain Subsidiaries, as grantors, and the Collateral Agent for the benefit of the Secured Parties.

         "Interest Payment Date" shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last day of each calendar quarter.

         "Interest Period" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or, if available to all the Lenders, 9 or 12 months thereafter, as the Borrower may elect, and the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any interest rate cap, swap, collar or floor agreement or other agreement or arrangement satisfactory to the

Administrative Agent entered into by the Borrower designed to protect the Borrower against fluctuations in interest rates.

         "Joint Venture" shall mean the partnerships listed in Schedule 3.08 and any other person that is not a Wholly Owned Subsidiary and in which Coram, the Borrower or any of the Subsidiaries directly or indirectly holds an ownership interest pursuant to a partnership agreement or other joint venture documents.

         "Junior PIK Notes" shall mean (a) the junior subordinated pay-in-kind notes of Coram issued to Caremark on the Closing Date in accordance with the terms of this Agreement and the Asset Purchase Agreement and (b) any junior subordinated pay-in-kind notes of Coram issued as payment of interest on the notes referred to in clause (a) of this definition in accordance with their terms.

         "Junior PIK Notes Exchange Transactions" shall mean the Borrower Junior PIK Notes Exchange Transaction and the Coram Junior PIK Notes Exchange Transaction.

         "Junior PIK Refinancing Notes" shall mean the senior subordinated notes of Coram or the Borrower issued in the Coram Junior PIK Notes Exchange Transaction or the Borrower Junior PIK Notes Exchange Transaction, respectively.

         "L/C Collateral Account" shall have the meaning assigned to such term in the Security Agreement.

         "L/C Commitment" shall mean the commitment of the Fronting Bank to issue Letters of Credit pursuant to Section 2.21.

         "L/C Disbursement" shall mean a payment or disbursement made by the Fronting Bank pursuant to a Letter of Credit.

         "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(c).

         "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.21.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to, the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset (but excluding any financing statement filed by a lessor under an operating lease not intended to be a secured financing).

         "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

         "Loan Parties" shall mean Coram, the Borrower and the Guarantors.

         "Loans" shall mean the Revolving Loans and the Term Loans.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean a materially adverse effect on
(a) the business, assets, operations, properties, financial condition or prospects of Coram and its subsidiaries taken as a whole, (b) the ability of Coram or the Borrower or the collective ability of the other Loan Parties to perform its or their obligations under the Loan Documents and (c) the validity or enforceability of any of the Loan Documents.

         "Medisys" shall mean Medisys, Inc., a Delaware corporation.

         "Model" shall mean the financial model, including financial projections concerning the Acquired Business, Coram, the Borrower and the Transactions, delivered to the Lenders and contained in the Confidential Information Memorandum.

         "Mortgaged Properties" shall mean the owned real properties of the Loan Parties in respect of which a Mortgage is delivered pursuant to Section 5.12.

         "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.12, in form satisfactory to the Collateral Agent.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Net Proceeds" shall mean:

                (a) the cash proceeds received in respect of insurance settlements and condemnation awards in any fiscal year of the Borrower in excess of $500,000 (other than insurance proceeds in connection with the T2 Litigation and other proceeds of insurance settlements not arising from any casualty to any asset) from any loss, damage, destruction or condemnation of any asset or assets of Coram, the Borrower or any Subsidiary and cash proceeds in excess of $2,000,000 in any fiscal year in respect of sales and other dispositions of equipment, supplies, vehicles and materials that are obsolete or no longer useful in the operation of Coram, the Borrower and the Subsidiaries, net of, in the case of any insurance settlement or condemnation award, (i) expenses of the Borrower or any Subsidiary associated with such insurance settlement or condemnation award (including reasonable consultant's fees or commissions, reasonable legal costs and the Borrower's good-faith estimate of income taxes incurred in connection with the receipt of such insurance settlements or condemnation awards), (ii) the payment of any Indebtedness secured by a Lien on any asset that is required by its terms to be repaid in connection with the receipt of such insurance settlement or condemnation award and (iii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) associated with the receipt of such insurance settlement or condemnation award, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds received as of the date of such reduction; provided, however, that the amount of cash proceeds calculated as provided above in this paragraph (a) shall be reduced by the amount of such cash proceeds that the Borrower has used (or intends to use within 12 months of the date of receipt of such cash proceeds) to repair, rebuild or replace all or any part of the assets in respect of which such cash proceeds were received, it being understood that any portion of such cash proceeds that has not been so used within such 12-month period shall be deemed to be Net Proceeds received on the last day of such 12-month period;

               (b) the cash proceeds (including cash proceeds subsequently received in respect of noncash consideration initially received after the Closing Date and amounts initially placed in escrow that subsequently become available) from any sale, transfer or other disposition of any asset or assets of Coram, the Borrower or any Subsidiary after the Closing Date (other than (i) the sale of inventory and other assets in the ordinary course of business, (ii) sales of Permitted Investments and other readily marketable investment securities in the ordinary course of business,
         (iii) leases and subleases in the ordinary course of business, (iv) sales and other transfers between or among Coram, the Borrower and the Subsidiaries, (v) sales and other dispositions of assets included in paragraph (a) of this definition and (vi) sales of assets by any Joint Venture (other than a sale of all or substantially all its assets or a complete liquidation of such Joint Venture)) to any person in any transaction or series of related transactions, for an aggregate purchase price of $2,500,000 or more for the period following the Closing Date, net of (A) selling expenses of the Borrower or any Subsidiary (including reasonable broker's or consultant's fees or commissions, reasonable legal costs, transfer and similar taxes and the Borrower's good faith estimate of income taxes incurred in connection with the receipt of such cash proceeds), (B) the payment of any Indebtedness secured by a Lien on such asset that is required by its terms to be repaid in connection with the sale of such asset, (C) cash payments required to be made in respect of accrued employee benefits, (D) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (A) above) associated with the assets sold or disposed of or retained by Coram, the Borrower or any of the Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds received as of the date of such reduction and (E) to the extent required to be made pursuant to the terms of the agreement establishing such Joint Venture in the case of the sale of a Joint Venture, distributions or other payments to minority interests or any partner in a Joint Venture; provided, however, that except as provided below, the amount of cash proceeds calculated as provided above in this paragraph (b) shall be reduced by the lesser of (x) 75% of the amount of such cash proceeds and (y) the amount of such cash proceeds that the Borrower has used (or intends to use within 18 months of the date of receipt of such cash proceeds) to pay the purchase price in connection with any Permitted Business Acquisition, it being understood that (1) 25% of the cash proceeds calculated as provided above in this paragraph (b) shall be deemed to be Net Proceeds on the date on which such cash proceeds are received and (2) any remaining portion of such cash proceeds that has not been used within the above-referenced 18-month period shall be deemed to be Net Proceeds received on the last day of such 18-month period; provided further, that so long as any Subordinated Bridge Notes or Subordinated Rollover Notes remain outstanding, the amount of cash proceeds calculated as provided above in this paragraph (b) shall be reduced by the lesser of (x) 75% of the amount of such cash proceeds in respect of Assets Held for Sale and
         (y) the amount of such cash proceeds that the Borrower has used (or intends to use prior to the third Business Day prior to the first anniversary of the Closing Date) to pay the purchase price in connection with any Permitted Business Acquisition permitted pursuant to Section 6.8(c) of the Borrower Securities Purchase Agreement, it being understood that (1) 25% of the cash proceeds in respect of Assets Held for Sale calculated as provided above in this paragraph (b) shall be deemed to be Net Proceeds on the date on which such cash proceeds are received and (2) any remaining portion of such cash proceeds that has not been used shall be deemed to be Net Proceeds received on the third Business Day prior to the first anniversary of the Closing Date;

               (c) the cash proceeds from the incurrence, issuance or sale by Coram, the Borrower or any Subsidiary of any Indebtedness of Coram, the Borrower or any Subsidiary (other than Indebtedness permitted under Section 6.01), net of all taxes and customary fees, commissions, costs and other expenses incurred in connection with such issuance or sale; and

               (d) 50% of an amount equal to (i) the cash proceeds from the issuance or sale by Coram, the Borrower or any Subsidiary (other than (A) any issuance or sale to Coram, the Borrower or any Subsidiary and
         (B) any issuance or sale to any employee pursuant to any stock option plan or other employee benefit or compensation plan) of any equity security of Coram, the Borrower or any Subsidiary, net of all taxes and customary fees, commissions costs and other expenses incurred in connection with such issuance or sale, minus (ii) the portion of such cash proceeds that, pursuant to the Borrower Securities Purchase Agreement, either (x) is applied to the prepayment of the Subordinated Bridge Notes or any Subordinated Rollover Notes or (y) would have been applied to the prepayment of the Subordinated Bridge Notes or any Subordinated Rollover Notes had the holders thereof not been prohibited from receiving such payment pursuant to Section 5(b) of the Subordinated Bridge Notes and the Subordinated Rollover Notes.

         "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

         "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit E, made by Coram in favor of the Collateral Agent for the benefit of the Secured Parties.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Perfection Certificate" shall mean each Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

         "Permitted Business Acquisition" shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a person or division or line of business of a person (or any subsequent investment made in a previously acquired Permitted Business Acquisition), provided that (a) such assets, person, division or line of business to be acquired is in a substantially similar line of business as Coram, the Borrower or any of the Subsidiaries, (b) in the case of any Significant Business Acquisition, the Lenders shall have received reasonably adequate financial information regarding the assets or business to be acquired, including the most recent audited financial statements, if available, but in any case the most recently prepared balance sheet and statement of income for the assets or business to be acquired and pro forma projected financial statements showing the effect of the acquisition of the assets or business, including a balance sheet for Coram and its consolidated subsidiaries as of the time of the acquisition and projected statements of income for Coram and its consolidated subsidiaries through at least the Revolving Credit Maturity Date, (c) all transactions related thereto shall be consummated in accordance with applicable laws and (d) immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom,
(ii) at least 100% of the capital stock of any acquired or newly formed corporation, partnership, association or other business entity are owned directly by the Borrower or a Wholly Owned Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed subsidiary under Section 5.12 shall have been taken, (iii) in the case of acquisitions where any portion of or all the consideration consists of cash, the Available Revolving Credit Commitment shall be equal to at least $25,000,000 (without altering or otherwise changing the Borrower's historical business practices in managing its working capital accounts) and (iv)(A) Coram shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.12, 6.13, 6.14, 6.15 and
6.16 recomputed as at the last day of the most recently ended fiscal quarter of Coram as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and, in the case of any Significant Business Acquisition, the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such subsidiary or assets, and (B) any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01).

         "Permitted Investments" shall mean:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group or from Moody's Investors Service, Inc.;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that (i) has a combined capital and surplus and undivided profits of not less than $250,000,000 and (ii) is rated (or the senior debt securities of the holding company of such commercial bank are rated) in one of the three highest grades by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., or another nationally recognized rating agency if neither of such two named rating agencies shall rate such bank;

               (d) other investment instruments approved in writing by the Required Lenders (whether on an individual basis or pursuant to an approval of any investment policy of the Borrower); and

               (e) the investments permitted pursuant to Section 6.04(j).

         "Permitted Liens" shall have the meaning assigned to such term in
Section 3.07.

         "Permitted Other Acquisition" shall mean a Permitted Business Acquisition in respect of which the Borrower shall on or prior to the making of such acquisition have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower designating such acquisition as a Permitted Other Acquisition for purposes of this Agreement.

         "Permitted Stock Acquisition" shall have the meaning assigned to such term in Section 6.04(f).

         "person" shall mean any natural person, corporation, business trust, Joint Venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Physician Self-Referral Laws" shall mean 42 U.S.C. Section 1320a-7b and Section 1395nn, as from time to time amended, modified or supplemented, and any successor or similar law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement of any Governmental Authority that imposes restrictions on the right of Coram, the Borrower or any of the Subsidiaries to bill any

Governmental Authority if the physician ordering the applicable service has an ownership, investment or other financial interest in Coram, the Borrower or any of the Subsidiaries or receives compensation from Coram, the Borrower or any of the Subsidiaries, including, by way of example, California Labor Code Section 139 and California Business & Professions Code Sections 650.01 and 650.02, in each case as from time to time amended, modified or supplemented.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of Coram, the Borrower or any ERISA Affiliate.

         "Pledge Agreement" shall mean the Subsidiary Pledge Agreement, substantially in the form of Exhibit F, among Coram, the Borrower and certain Subsidiaries, as pledgors, and the Collateral Agent for the benefit of the Secured Parties.

         "Prepayment Account" shall have the meaning assigned to such term in the Security Agreement.

         "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

"Principal Subsidiaries" shall mean the Borrower, Curaflex, HealthInfusion, Medisys, T2 and HMSS.

         "Projections" shall mean the financial projections delivered to the Administrative Agent and the Lenders from time to time in accordance with
Section 5.04(e).

         "Properties" shall have the meaning assigned to such term in Section 3.17(a).

         "Refinancing Note Indenture" shall have the meaning assigned to such term in Section 6.01.

         "Refinancing Notes" shall mean one or more series of subordinated notes issued by Coram or the Borrower (a) the Net Proceeds of which are used to repay the Subordinated Bridge Notes or any Subordinated Rollover Notes or (b) the Net Proceeds of which are used to repay the Refinancing Notes described in clause (a) of this definition.

         "Register" shall have the meaning given such term in Section 9.04(d).

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

         "Repayment Date" shall have the meaning given such term in Section
2.11.

         "Reportable Event" shall mean any reportable event as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

         "Required Lenders" shall mean, at any time, Lenders having Loans, L/C Exposures and unused Commitments representing more than 50% of the sum of all Loans outstanding and L/C Exposures and unused Commitments in effect at such time.

         "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Restructuring Charges" shall mean, for any period, cash restructuring charges paid by Coram, the Borrower or any Subsidiary during such period in connection with Coram's 1994 restructuring plan and with the Acquisition and the integration of Coram's existing operations and the Acquired Business.

         "Reverse Repurchase Agreements" shall mean sales by the Borrower of its assets consisting of marketable securities with a concurrent agreement by the Borrower to repurchase the same assets at a later date at a fixed price.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in
Section 2.01(b), or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.09 and pursuant to assignments by such Lender pursuant to Section 9.04.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Credit Loans of such Lender plus the aggregate amount at such time of such Lender's L/C Exposure.

         "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

         "Revolving Credit Maturity Date" shall mean the fifth anniversary of the Closing Date.

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

         "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit G, among Coram, the Borrower and certain Subsidiaries, as grantors, and the Collateral Agent for the benefit of the Secured Parties.

         "Security Documents" shall mean the Mortgages (if any), the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

         "Significant Business Acquisition" shall mean any Permitted Business Acquisition or related series of Permitted Business Acquisitions in respect of which the aggregate amount of consideration (whether cash or property, as valued at the time each such investment is made), including the amount of all liabilities assumed or, in the case of an acquisition of a corporation or partnership, the amount of liabilities shown on a balance sheet of such corporation or partnership at the time of acquisition, equals or exceeds $5,000,000.

         "Significant Subsidiary" shall mean at any time any Subsidiary that is not a Designated Subsidiary at such time.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other Funding Office making or holding a Loan) is subject (a) with respect to the Base CD Rate (as such term is used in the definition of the term "Alternate Base Rate"), for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Bridge Notes" shall mean the senior subordinated increasing rate notes of the Borrower issued on the Closing Date pursuant to the Borrower Securities Purchase Agreement in accordance with the terms of this Agreement.

         "Subordinated Guarantees" shall mean, collectively, any subordinated guarantees of the Guarantors entered into in accordance with the terms of this Agreement to guarantee the repayment of the Subordinated Bridge Notes, any Subordinated Rollover Notes and any Refinancing Notes.

         "Subordinated Rollover Notes" shall have the meaning assigned to such term in Section 6.01(b).

         "Subordinated Seller Notes" shall mean the Junior PIK Notes and the Convertible PIK Notes.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean each subsidiary of the Borrower.

         "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit H, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Subsidiary Guarantor" shall mean each Subsidiary that is or becomes a party to the Subsidiary Guarantee Agreement.

         "T2" shall mean T2 Medical, Inc., a Delaware corporation.

         "T2 Litigation" shall mean the litigation described under the heading "T2 Stockholder Litigation" in Schedule 3.09.

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

         "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth in Section 2.01(a), as the same may be reduced from time to time pursuant to Section 2.09.

         "Term Loan Maturity Date" shall mean the fifth anniversary of the Closing Date.

         "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a). Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

         "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business

Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

         "Total Consolidated Debt Ratio" shall mean, as of any date, the ratio of (a) Total Debt as of the last day of the fiscal quarter most recently ended to (b)(i) prior to March 31, 1996, Annualized EBITDA for the period of one, two or three consecutive fiscal quarters commencing on the Closing Date and ending on the last day of the fiscal quarter most recently ended and (ii) for any fiscal quarter thereafter, EBITDA for the period of four consecutive fiscal quarters ending on the last day of the fiscal quarter most recently ended.

         "Total Debt" shall mean, with respect to Coram, the Borrower and the Subsidiaries on a consolidated basis at any time, all Indebtedness of Coram, the Borrower and the Subsidiaries as determined on a consolidated basis in accordance with GAAP; provided, however, that, for purposes of determining compliance at any time with the covenant set forth in Section 6.13, the term "Total Debt" shall exclude the aggregate principal amount of any Subordinated Seller Notes (or Junior PIK Refinancing Notes) outstanding at such time to the extent Coram is the issuer of such Subordinated Seller Notes (or Junior PIK Refinancing Notes) and the Borrower has no liability in respect thereof.

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "Transactions" shall have the meaning assigned to such term in Section 3.02.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "Wholly Owned Subsidiary" shall mean any Subsidiary in which any combination of the Borrower and the other Wholly Owned Subsidiaries shall own 100% of the outstanding common stock.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.


                                   ARTICLE II

                                  THE CREDITS

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed the Term Loan Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, and (b) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Credit Exposure exceeding (ii) the lesser of (x) such Lender's Revolving Credit Commitment set forth opposite its name on
Schedule 2.01, as the same may be reduced from time to time pursuant to Section
2.09 and (y) such Lender's Applicable Percentage of the Borrowing Base in effect at such time.

         Within the limits set forth in clause (b) of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable

Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

         (b) Subject to Sections 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 1:00 p.m., New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or to such other account as shall be designated by the Borrower in the applicable Borrowing Request, which account must be in the name of the Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request substantially in the form of Exhibit C (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of a proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Closing Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing;
(ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c));
(iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The outstanding principal balance of each Loan shall be payable (i) in the case of a Revolving Loan, on the Revolving Credit Maturity Date and (ii) in the case of a Term Loan, as provided in Section 2.11. Each Loan shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d)  The entries made in the accounts maintained pursuant to paragraph
(b) and (c) of this Section 2.04 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note payable to such Lender and its registered assigns, the interests represented by that Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the Closing Date, on the last day of March, June, September and December in each year, and on the date on which all the Commitments of such Lender shall be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Commitment Fee Percentage on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the date of acceptance by the Borrower of the Commitment of such Lender or ending with the date on which the last of the Commitments of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date of acceptance by the Borrower of the Commitment of such Lender and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter at the times specified therein (the "Administrative Agent Fees").

         (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") on such Lender's Applicable Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall be terminated) at a rate per annum for each day in such period equal to the Applicable Margin in effect for such day with respect to Eurodollar Loans and
(ii) to the Fronting Bank, through the Administrative Agent, on the last day of March, June, September and December of each year, a fronting fee of .25% per annum on the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date) and, with respect to each Letter of Credit, any other fees agreed upon by the Borrower and the Fronting Bank plus, in connection with the issuance, amendment or transfer of any Letter of Credit or any L/C Disbursement, the Fronting Bank's customary documentary and processing charges (collectively, the "Fronting Bank Fees"). All L/C Participation Fees and Fronting Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Bank Fees shall be paid directly to the Fronting Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of paragraph (c) below and Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin at the time in effect.

         (b) Subject to the provisions of paragraph (c) below and Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin at the time in effect.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) (a) in the case of overdue principal of or interest on any Loan, at the rate otherwise applicable to such Loan pursuant to Section
2.06 plus 2.00% and (b) in all other cases, at a rate per annum (computed on the same basis as the interest in respect of an ABR Loan) equal to the sum of the Alternate Base Rate, plus the Applicable Margin from time to time in effect for purposes of determining the interest rate on Revolving Credit Borrowings comprised of ABR Loans pursuant to Section 2.06 plus 2.00%.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date.


         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term

Loan Commitments or the Revolving Credit Commitments; provided, however, that
(i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

         (c) The Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to any amount applied under paragraph
(d) or (e) of Section 2.12 to prepay Revolving Credit Borrowings (or that would have been required to be so applied if Revolving Credit Borrowings equal to such amount had been outstanding).

         (d) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 a.m., New York City time, on the date of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing,
(b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

               (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

               (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

               (iii) each conversion shall be effected by each Lender by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

               (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.15;

               (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term Borrowing;

               (vi) any portion of a Eurodollar Term Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

               (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity (including whether such Borrowing is a Term Borrowing or a Revolving Credit Borrowing) and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.11. Repayment of Term Borrowings. (a) The Term Borrowings shall be payable as to principal in consecutive installments payable on the dates (each, a "Repayment Date") and in the amounts set forth below:

Repayment Date                             Amount

September 30, 1995                         $10,000,000
December 31, 1995                          $10,000,000
March 31, 1996                             $10,600,000
June 30, 1996                              $10,600,000
September 30, 1996                         $10,600,000
December 31, 1996                          $10,600,000
March 31, 1997                             $10,600,000
June 30, 1997                              $10,600,000
September 30, 1997                         $10,600,000
December 31, 1997                          $10,600,000
March 31, 1998                             $10,600,000
June 30, 1998                              $10,600,000
September 30, 1998                         $10,600,000
December 31, 1998                          $10,600,000
March 31, 1999                             $10,600,000
June 30, 1999                              $10,600,000
September 30, 1999                         $10,600,000
December 31, 1999                          $10,600,000
Term Loan Maturity Date                    $10,400,000

         (b) Each prepayment of principal of the Term Borrowings pursuant to paragraph (a) of Section 2.12 shall (i) first, be applied in the order of maturity against the scheduled payments of principal of Term Borrowings due on Repayment Dates occurring during the twelve-month period commencing on the date of such prepayment and (ii) second, be applied pro rata against the remaining scheduled payments of principal due under Section 2.11(a) after the date of such prepayment. Each prepayment of principal of the Term Borrowings pursuant to paragraph (d) or (e) of Section 2.12 shall be applied to Term Borrowings ratably in accordance with the respective amounts thereof and shall reduce scheduled payments of principal due under Section 2.11(a) after the date of such prepayment in the inverse order of maturity. To the extent not previously paid, all Term Borrowings shall be due and payable on the Term Loan Maturity Date. Each payment of Term Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

         SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000.

         (b) In the event of any termination of the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction, then the Borrower shall, on the date of such reduction, apply an amount equal to such excess first, to prepay the then outstanding Revolving Loans (if any) and second, to the extent of any remaining excess (after the prepayment of Revolving Loans), to replace outstanding Letters of Credit and/or deposit an amount in cash in the L/C Collateral Account.

         (c) If on any date the Aggregate Revolving Credit Exposure shall exceed the lesser of (i) the Total Revolving Credit Commitment and (ii) the Borrowing Base in effect on such date, the Borrower shall on such date apply an amount equal to such excess first, to prepay the then outstanding Revolving Loans (if any) and second, to the extent of any remaining excess (after the prepayment of Revolving Loans), to replace outstanding Letters of Credit and/or deposit an amount in cash in the L/C Collateral Account.

         (d) The Borrower shall apply all Net Proceeds promptly upon receipt thereof (or, if applicable, promptly upon any amounts being deemed to constitute Net Proceeds as provided in the definition of such term) to prepay Term Borrowings (and, after the Term Loans have been paid in full, Revolving Credit Borrowings) outstanding at the time of such receipt. The Borrower will deliver to the Administrative Agent (i) at the time of each prepayment required under this paragraph (d), a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) no later than the later of (A) the date on which a Responsible Officer of the Borrower becomes aware that such prepayment will be made and (B) the date that is five Business Days prior to the date of such prepayment, a notice of such prepayment. Such certificate shall also describe in reasonable detail the facts and circumstances giving rise to the applicable prepayment event and a reasonably detailed calculation of the Net Proceeds therefrom.

         (e) Not later than 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1995, the Borrower shall (i) calculate Excess Cash Flow for such fiscal year and shall apply 75% of Excess Cash Flow to prepay Term Borrowings (and, after the Term Loans have been paid in full, Revolving Credit Borrowings) and (ii) deliver to the Administrative Agent a certificate signed by any Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

         (f) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         (g)  Any prepayments to be applied to Revolving Loans pursuant to this
Section 2.12 shall be applied first, to repay outstanding ABR Revolving Loans and second, to repay Eurodollar Revolving Loans or, at the option of the Borrower, to make a deposit in the Prepayment Account. The Administrative Agent shall apply any cash deposited in the Prepayment Account that is allocable to Revolving Loans to repay Eurodollar Revolving Loans on the last date of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Revolving Loans have been repaid or until all the allocable cash on deposit with respect to such Loans has been exhausted.

         (h)  Any prepayments to be applied to Term Loans pursuant to this
Section 2.12 shall be applied first, to repay outstanding ABR Term Loans and second, to repay Eurodollar Term Loans or, at the option of the Borrower, make a deposit in the Prepayment Account. The Administrative Agent shall apply any cash deposited in the Prepayment Account that is allocable to Term Loans to repay Eurodollar Term Loans on the last date of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans have been repaid or until all the allocable cash on deposit with respect to such Loans has been exhausted.

         SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) If after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Fronting Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Fronting Bank by the jurisdiction in which such Lender or the Fronting Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or the Fronting Bank (except any such reserve requirement that is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Fronting Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Fronting Bank of making or maintaining any Eurodollar Loan or of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Fronting Bank to be material, then the Borrower will pay to such Lender or the Fronting Bank, as the case may be, in accordance with Section 2.13(c), such additional amount or amounts as will compensate such Lender or the Fronting Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Fronting Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Fronting Bank or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Fronting Bank pursuant hereto to a level below that which such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender or the Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company, in accordance with Section 2.13(c), for any such reduction suffered.

         (c) A certificate of a Lender or the Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or the Fronting Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall specify in reasonable detail the basis therefor and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the

Fronting Bank the amount shown as due on any such certificate delivered by such Lender or the Fronting Bank within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand such compensation. The protection of this Section 2.13 shall be available to each Lender and the Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                 (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing, shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (or, if a Loan to the Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn); and

                 (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, that results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Loan prior to the end of the Interest Period in effect therefor or (ii) any Loan to be made by such Lender (including any Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (a) its cost of obtaining funds for the Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (b) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 (and the calculation thereof in reasonable detail) shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.16. Pro Rata Treatment. Except as required under Section 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available funds. Each such payment (other than Fronting Bank Fees, which shall be paid directly to the Fronting Bank) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York. Each such payment shall be made in Dollars.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.19. Taxes. (a) Any and all payments by the Borrower hereunder and under any other Loan Document shall be made, in accordance with
Section 2.18, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent, any Lender or the Fronting Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any

Lender or the Fronting Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Fronting Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or the Fronting Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) the Administrative Agent, such Lender or the Fronting Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

         (c) The Borrower will indemnify the Administrative Agent, each Lender and the Fronting Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Fronting Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Fronting Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Fronting Bank (or Transferee), as the case may be, makes written demand therefor.

         (d) If the Administrative Agent, a Lender or the Fronting Bank (or Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.19, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If the Administrative Agent, a Lender or the Fronting Bank (or Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Fronting Bank (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent, such Lender or the Fronting Bank (or Transferee), agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrative Agent, such Lender or the Fronting Bank (or Transferee) in the event the Administrative Agent, such Lender or the Fronting Bank (or Transferee) is required to repay such refund to such Governmental Authority.

         (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder, the expiration or cancellation of all Letters of Credit and the reimbursement of all draws thereunder.

         (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this
Section 2.19(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(g) that such Non-U.S. Lender is not legally able to deliver.

         (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (h) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower; and provided further, however, that this paragraph (h) shall not apply to the extent the indemnity payment or additional amounts any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (h)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Transferee) making the designation of such New Lending Office would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

         (i) Any Lender or Fronting Bank (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender or Fronting Bank (or Transferee), be otherwise disadvantageous to such Lender or Fronting Bank (or Transferee).

         (j) Nothing contained in this Section 2.19 shall require any Lender or the Fronting Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         SECTION 2.20. Actions to Mitigate. If (a) any Lender or the Fronting Bank shall request compensation under Section 2.13, (b) any Lender or the Fronting Bank delivers a notice described in Section 2.14 or (c) the Borrower is required to pay any additional amount to any Lender or the Fronting Bank or any Governmental Authority on account of any Lender or the Fronting Bank, pursuant to Section 2.19, then, such Lender or the Fronting Bank shall exercise reasonable efforts (which shall not require such Lender or the Fronting Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or suffer any disadvantage or burden deemed by it to be significant) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such assignment would reduce its claims for compensation under
Section 2.13 or enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Fronting Bank in connection with any such assignment, delegation and transfer.

         SECTION 2.21. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Fronting Bank, appropriately completed, for the account of the Borrower, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section 2.21 shall not be construed to impose an obligation upon the Fronting Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrower and the Fronting Bank of the amount of the Aggregate Revolving Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Credit Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $20,000,000, and (B) the Aggregate Revolving Credit Exposure shall not exceed the lesser of (x) the Total Revolving Credit Commitment and (y) the Borrowing Base in effect at such time.

         (c) Expiration Date. (i) Each Letter of Credit shall expire at the close of business on the earlier of the date 12 months after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date, provided that a Letter of Credit shall not be issued (nor shall a Letter of Credit be amended, renewed or extended) that would result in the Aggregate Revolving Credit Exposure exceeding the lesser of
(A) the Total Revolving Credit Commitment and (B) the Borrowing Base in effect at such time. Compliance with the foregoing proviso shall be determined based upon the assumption that (1) each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal or extension that do not require written notice by or consent of the Fronting Bank, in its sole discretion, in order to effect such renewal or extension), (2) the Revolving Credit Commitments will not be reduced voluntarily pursuant to Section 2.09(b) and (3) the Borrowing Base in effect on the proposed date of issuance, amendment, renewal or extension will not change.

                 (ii) Each Letter of Credit may, in the absolute discretion of the Fronting Bank, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Fronting Bank notifies the beneficiary thereof at least 60 days prior to the then-applicable expiry date that such Letter of Credit will not be renewed.

         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or the Lenders, the Fronting Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Fronting Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the

Fronting Bank, such Lender's Applicable Percentage of each L/C Disbursement made by the Fronting Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in paragraph (e) below. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent, not later than two hours after the Borrower shall have received notice of such L/C Disbursement (or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such L/C Disbursement. If the Borrower shall fail to pay any amount required to be paid under this paragraph on or prior to the time required therefor by the preceding sentence (or to cause payment thereof when due pursuant to a Borrowing as contemplated by paragraph (h) below), then (i) the Administrative Agent shall notify the Fronting Bank and the Lenders thereof, (ii) each Lender shall comply with its obligation under paragraph (d) above by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and (A) Section 2.02(d) shall apply, mutatis mutandis, to the payment obligations of the Lenders and (B) such payments shall be deemed to be ABR Loans made by such Lender) and (iii) the Administrative Agent shall promptly pay to the Fronting Bank amounts so received by it from the Lenders. The Administrative Agent shall promptly pay to the Fronting Bank any amounts received by it from the Borrower pursuant to this paragraph prior to the time that any Lender makes any payment pursuant to paragraph (d) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Fronting Bank, as their interests may appear. If any Lender shall not have made its Applicable Percentage of such L/C Disbursement available to the Fronting Bank as provided above, such Lender shall pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this subsection to but excluding the date an amount equal to such amount is paid to the Administrative Agent for prompt payment to the Fronting Bank, at (i) for the first such day, the Federal Funds Effective Rate and (ii) for each day thereafter, the Alternate Base Rate.

         (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                 (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                 (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                 (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                 (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (v) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                 (vi) any other act or omission to act or delay of any kind of the Fronting Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         (g) Disbursement Procedures. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Fronting Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Fronting Bank has made or will make an L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

         (h) Interim Interest. If the Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C

Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Fronting Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in paragraph (e) above, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

         (i) Liability of the Fronting Bank. Without limiting the generality of paragraph (f) above, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Fronting Bank. However, the foregoing shall not be construed to excuse the Fronting Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Fronting Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Fronting Bank.

         (j) Resignation or Removal of the Fronting Bank. (i) The Fronting Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Fronting Bank, the Administrative Agent and the Lenders. Subject to paragraph (ii) below, upon the acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Fronting

Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Lender shall have all the rights and obligations of the previous Fronting Bank under this Agreement and the other Loan Documents and
(ii) references herein and in the other Loan Documents to the term "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require.

                 (ii) After the resignation or removal of the Fronting Bank hereunder, the retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (k) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders that the maturity of the Loans has been accelerated and of the amount to be deposited (or, in the case of an Event of Default described in paragraph (g) or (h) of Article VII, immediately), deposit in the L/C Collateral Account an amount in cash equal to the L/C Exposure as of such date. Moneys in the L/C Collateral Account shall
(i) automatically be applied by the Administrative Agent to reimburse the Fronting Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower in respect of the L/C Exposure at such time and (iii) subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral in accordance with this Section 2.21(k), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived and the acceleration of the maturity of the Loans rescinded.

         SECTION 2.22. Assignment of Commitments under Certain Circumstances. In the event that (a) any Lender (i) shall have delivered a notice or certificate pursuant to Section 2.13 or (ii) shall become subject to the provisions of Section 2.14 or (b) the Borrower shall be required to make additional payments to any Lender under Section 2.19 (or would be required to make such additional payments with respect to the interest payment that would be made on the next succeeding Interest Payment Date), the Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 9.04(b)), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04(b)) all its interests, right and obligations under this Agreement to such assignee; provided, however, that (A) no such assignment shall conflict with any law or any rule, regulation or order of any Governmental Authority,
(B) such assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal amount of the Loans made by such Lender hereunder, and (C) the Borrower shall pay to the affected Lender in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of Coram and the Borrower represents and warrants to each of the Lenders that:

         SECTION 3.01. Organization; Powers. Each of Coram, the Borrower and the Subsidiaries (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and has in effect all the requisite permits, approvals and other authorizations from all applicable Governmental Authorities, to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have any such power or authority could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, and (d) in the case of the Loan Parties, has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by each of Coram, the Borrower and the other Loan Parties of each of the Loan Documents to which it is party, the borrowings hereunder and the Acquisition Transactions (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Coram, the Borrower or any Loan Party, (B) any order of any Governmental Authority or (C) except as set forth on Schedule 3.02, any provision of any indenture, agreement or other instrument to which Coram, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except, in the case of this clause (C), to the extent any such violations could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to adversely affect the Administrative Agent, the Collateral Agent, the Fronting Bank or the Lenders in any material respect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument that is material to any Loan Party or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Coram, the Borrower or any Subsidiary, other than the Liens created by the Loan Documents.

         SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Coram and the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower and each other Loan Party thereto will constitute, a legal, valid and binding obligation of the Borrower and such Loan Party enforceable against the Borrower and such Loan Party in accordance with its terms.

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office (if any), (b) such as are set forth on Schedule 3.04, which approvals the Borrower reasonably expects to obtain within six months following the Closing Date, (c) such as have been made or obtained and are in full force and effect and (d) such other approvals that will be set forth on a schedule to be delivered to the Lenders pursuant to Section 5.04(j) and that the Borrower reasonably expects to obtain within six months following the Closing Date.

         SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders (a) the consolidated balance sheets and statements of income and changes in financial condition of Coram as of and for each of the fiscal years ended December 31, 1992, 1993 and 1994, respectively, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants (it being understood that the balance sheet as of December 31, 1992 shall not be audited) and (b) the consolidated balance sheets and statements of income and changes in financial condition of the Acquired Business as of and for each of the fiscal years ended December 31, 1992, 1993 and 1994, respectively, audited by and accompanied by the opinion of Price Waterhouse LLP, independent public accountants (it being understood that the balance sheet as of December 31, 1992 shall not be audited). Such financial statements present fairly the financial condition and results of operations of Coram and its consolidated subsidiaries or the Acquired Business, as applicable, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Coram and its consolidated subsidiaries or the Acquired Business, as applicable, as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except as otherwise indicated in the notes thereto.

         SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, financial condition or prospects of Coram, the Borrower and the Subsidiaries, taken as a whole, or the Acquired Business, in each case since December 31, 1994.

         SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Coram, the Borrower and the Significant Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02 ("Permitted Liens").

         (b) Each of Coram, the Borrower and the Significant Subsidiaries has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect, except for any instances of noncompliance and such failures of such leases to be in full force and effect that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of Coram, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases except to the extent that the failure to enjoy such peaceful and undisturbed possession could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.08. Subsidiaries and Joint Ventures. After giving effect to the Contribution on the Closing Date, (a) Coram shall directly own 100% of the capital stock of the Borrower and shall not own directly any equity interest in any other person and (b) Schedule 3.08 sets forth as of the Closing Date a list of all the Subsidiaries, Designated Subsidiaries and Joint Ventures and the direct or indirect percentage ownership interest of the Borrower therein.

         SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Coram or the Borrower, threatened against or affecting Coram, the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

         (b) None of Coram, the Borrower or any of the Subsidiaries nor any of their respective properties or assets is in violation of, nor is the continued operation of their material properties and assets as currently conducted reasonably expected to violate, any law, rule or regulation (including any Health Care Law, any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (c) Except as set forth on Schedule 3.09, there currently exists (i) no assertion of any claim of material violation by Coram, the Borrower or any of the Subsidiaries of the Physician Self-Referral Laws, and (ii) no active inquiry, investigation or audit with respect to the compliance of Coram, the Borrower or any of the Subsidiaries with the Physician Self-Referral Laws, in either case that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         SECTION 3.10. Agreements. (a) None of Coram, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially adversely affect the rights, remedies and benefits available to the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender under any Loan Document.

         (b) None of Coram, the Borrower or any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially adversely affect the rights, remedies and benefits available to the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender under any Loan Document.

         SECTION 3.11.  Federal Reserve Regulations.   (a)  None of Coram, the
Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately,
(i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement (including in the case of Revolving Loans, for Permitted Business Acquisitions and, in the case of Letters of Credit, on behalf of Coram (but only in the ordinary course of business in connection with its workers compensation insurance) and the Subsidiaries).

         SECTION 3.14. Tax Returns. Each of Coram, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except for (a) state and local taxes, fees and assessments that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or to materially adversely affect the rights, remedies and benefits available to the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender under any Loan Document and (b) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books adequate reserves.

         SECTION 3.15. No Material Misstatements. The Confidential Information Memorandum and the other written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did and do not contain any material misstatement of fact or did and do not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

         SECTION 3.16. Employee Benefit Plans. Each of Coram, the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred in respect of any Plan of Coram, the Borrower or any ERISA Affiliate. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, materially exceed the value of the assets of such Plan. Neither Coram, the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could reasonably be expected to have a Material Adverse Effect. Neither Coram, the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.17. Environmental Matters. (a) The properties owned or operated by Coram, the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations that (i) constitute, or constituted a violation of, or (ii) could give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a liability to Coram, the Borrower and the Subsidiaries in excess of $5,000,000.

         (b) The Properties and all operations of Coram, the Borrower and the Subsidiaries are in compliance, and in all prior periods have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a a liability to Coram, the Borrower and the Subsidiaries in excess of $5,000,000.

         (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of Coram, the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a liability to Coram, the Borrower and the Subsidiaries in excess of $5,000,000.

         (d) None of Coram, the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters Coram, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, that, in the aggregate, could reasonably be expected to result in a liability to Coram, the Borrower and the Subsidiaries in excess of $5,000,000, nor do Coram, the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened.

         (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have any of Coram, the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a liability to Coram, the Borrower and the Subsidiaries in excess of $5,000,000.

         SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by Coram or the Borrower or by Coram or the Borrower for its subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. Coram, the Borrower and the Significant Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent and financing statements in appropriate form are filed in the offices of the Secretary of State in each state in which the pledgors of such Collateral are located, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other person.

         (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreements) and, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(b) or in such other locations as are set forth in a written notice from the Borrower to the Administrative Agent, such security interest shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Permitted Liens.

         (c) The Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Intellectual Property Security Agreement), and when the Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements in appropriate form are filed in the offices specified in Schedule 3.19(c), such security interest shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan

Parties in such Collateral to the extent that such security interest can be perfected by such filings in such offices, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

         SECTION 3.20.  Location of Real Property and Leased Premises.  (a)
Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on
Schedule 3.20(a).

         (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b), except where the failure to have a valid lease could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 3.21. Solvency. (a) Immediately after the consummation of the Acquisition Transactions and the other Transactions to occur on the Closing Date and immediately following the making of each Loan to be made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of Coram, the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Coram, the Borrower and the Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Coram, the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Coram, the Borrower and the Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Coram, the Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and
(iv) Coram, the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

         (b) The Borrower does not intend to, and will not permit any Subsidiary to, and does not believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         SECTION 3.22. Labor Matters. Except as set forth in Schedule 3.22, there are no strikes pending or, to the best knowledge of Coram and the Borrower, threatened against the Borrower or any Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The hours worked and payment made to employees and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, and all payments due from the Borrower or any Subsidiary or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, except to the extent that any such violation, or any failure to make such payment or accrual, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.


                                   ARTICLE IV

                             CONDITIONS OF LENDING

         The obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction of the following conditions:

         SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance of a Letter of Credit:

         (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the Fronting Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.21(b).

         (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and on the Closing Date such representations and warranties shall be true and correct at the time of and immediately after consummation of the Acquisition Transactions.

         (c) At the time of and immediately after such Credit Event or issuance of such Letter of Credit, as the case may be, no Event of Default or Default shall have occurred and be continuing.

         (d) In the case of each Revolving Credit Borrowing or issuance of a Letter of Credit, (i) the Administrative Agent shall have received a Borrowing Base Certificate in accordance with Section 5.04(d) and (ii) at such time, the Aggregate Revolving Credit Exposure (after giving effect to such Credit Event) shall not exceed the then-current Borrowing Base.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

         SECTION 4.02.  First Credit Event.  On the Closing Date:

         (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Fronting Bank, a favorable written opinion of (i) Brobeck, Phleger & Harrison, counsel for Coram, the Borrower and the Principal Subsidiaries, substantially to the effect set forth in Exhibit J-1 and (ii) Brobeck, Phleger & Harrison, counsel for Coram, the Borrower and the Principal Subsidiaries, substantially to the effect set forth in Exhibit J-2, and (iii) local counsel for HealthInfusion, substantially to the effect set forth in Exhibit J-3, in each case (A) dated the Closing Date, (B) addressed to the Fronting Bank, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby instructs such counsel to deliver such opinions.

         (b) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Fronting Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

         (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date with respect to Coram and the Principal Subsidiaries, and as of a date within one year prior to the Closing Date, for all other Loan Parties by the Secretary of State of the state of its organization, and a certificate as to the good standing of each of them certified as of a recent date with respect to Coram and the Principal Subsidiaries, and as of a date within one year prior to the Closing Date for all other Loan Parties, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each of them dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of its by-laws as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that its certificate or articles of incorporation have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such person; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Fronting Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

         (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 4.01.

         (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

         (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of the Borrower and each Subsidiary Guarantor (other than those specified on Schedule 4.02(f)) shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

         (g) The Security Agreement and the Intellectual Property Security Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral described in such agreement (subject to any Permitted Lien) shall have been delivered to the Collateral Agent.

         (h) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or either have been released or termination statements with respect thereto in form satisfactory to the Administrative Agent have been, or promptly following the Closing will be, furnished by the Borrower to the Administrative Agent.

         (i) The Collateral Agent shall have received a Perfection Certificate with respect to each Loan Party dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

         (j) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section
5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

         (k) The Acquisition Transactions shall have been consummated or shall be consummated simultaneously with the initial Borrowing hereunder in accordance with applicable law and on other terms reasonably satisfactory to the Lenders, and the Lenders shall be reasonably satisfied (i) with the capitalization and structure of Coram, the Borrower and the Subsidiaries after giving effect to the Acquisition Transactions and the consummation of the other Transactions, (ii) that all aspects of the Acquisition Transactions are consistent in all material respects with the Model and (iii) that the aggregate level of fees and expenses to be paid in connection with the Acquisition Transactions and the other Transactions shall not exceed $26,000,000.

         (l) The Borrower shall have received $150,000,000 in cash proceeds from the issuance of the Subordinated Bridge Notes and shall have issued to Caremark the Subordinated Seller Notes. The terms of the Subordinated Bridge Notes, the Subordinated Rollover Notes, the Borrower Securities Purchase Agreement and the Subordinated Seller Notes shall be satisfactory in all respects to the Lenders (including terms relating to the interest rate, fees, maturity, subordination, covenants, events of defaults, remedies and, in the case of the Subordinated Seller Notes, the pay-in-kind period). Without limiting the generality of the foregoing, it is understood and agreed that the Subordinated Seller Notes will permit the payment of interest in the form of additional Subordinated Seller Notes, in lieu of cash, (i) for a period of two years after the Closing Date and (ii) at any time at which Coram is unable to satisfy the financial performance tests set forth in Schedule 6.01(d).

         (m) After giving effect to the Acquisition Transactions and the consummation of the other Transactions, (i) the Borrower and Subsidiaries shall not have any Indebtedness or preferred stock outstanding, other than Indebtedness under the Loan Documents, Indebtedness for borrowed money set forth on Schedule 6.01(a), Capital Lease Obligations set forth on Schedule 6.01(a) and other Indebtedness permitted hereunder, and (ii) Coram shall not have any Indebtedness or preferred stock outstanding, other than the Subordinated Notes, the Subordinated Seller Notes, its obligations under the Parent Guarantee Agreement and other Indebtedness permitted hereunder.

         (n) The Lenders shall be reasonably satisfied in all respects with the tax position and the contingent tax liabilities and other liabilities of Coram, the Borrower, Curaflex and their respective subsidiaries and the Acquired Business and the plans of Coram and the Borrower with respect thereto.

         (o) The Lenders shall be reasonably satisfied with the restructuring plans of Coram and the Borrower with respect to the Acquired Business, including the consistency of such plans with the cost projections previously provided by Coram to the Lenders.

         (p) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which Coram, the Borrower and the Subsidiaries may be subject and the plans of Coram and the Borrower with respect thereto.

         (q) The Lenders shall be reasonably satisfied with the sufficiency of amounts available under the Revolving Credit Commitments to meet the ongoing working capital requirements of the Borrower and the Subsidiaries after giving effect to the Acquisition Transactions and the consummation of the other Transactions.

         (r) The Lenders shall have received an audit, satisfactory in form and substance to the Administrative Agent, of the receivables of the Borrower and the Subsidiaries after giving effect to the Acquisition Transactions and the consummation of the other Transactions.

         (s) The Lenders shall have received a solvency letter, in form and substance and from an independent valuation firm satisfactory to the Lenders, together with such other evidence reasonably requested by the Lenders of the solvency of Coram and its subsidiaries on a consolidated basis after giving effect to the Acquisition Transactions and the consummation of the other Transactions.

         (t) There shall be no litigation or administrative proceedings, governmental investigations or other legal or regulatory developments, actual or threatened, that, in the reasonable judgment of the Lenders, could reasonably be expected to have a material adverse effect on (i) the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of Coram, the Borrower and the Subsidiaries, taken as a whole, (ii) the ability of Coram, the Borrower or any of the other Loan Parties to perform its obligations under this Agreement, (iii) the ability of Caremark or any Loan Party to consummate the Acquisition Transactions or the other Transactions or (iv) the validity or enforceability of the Loan Documents or the rights, remedies and benefits available to the Agent and the other Lenders under the Loan Documents.

         (u) The Lenders shall have received and shall be reasonably satisfied with (i) the financial statements referred to in Section 3.05 and (ii) pro forma consolidated and consolidating balance sheets and income statements of Coram and its subsidiaries as of December 31, 1994, together with a certificate of Coram's chief financial officer to the effect that such pro forma statements fairly present the pro forma financial position and results of operations of Coram and its subsidiaries in accordance with GAAP, except as otherwise indicated in the notes to such financial statements and subject, in the case of unaudited statements, to changes resulting from year-end audit adjustments.
The Lenders shall be reasonably satisfied that such statements, the Acquisition Transactions and the other Transactions are consistent in all material respects with the Model.

         (v) Except as set forth on Schedule 3.04, all requisite Governmental Authorities and third parties shall have approved or consented to the Acquisition Transactions and the other Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Acquisition Transactions or the other Transactions.

         (w) Concurrently with the consummation of the transactions contemplated hereby on the Closing Date, Coram and the Subsidiaries parties thereto shall have repaid in full the principal of all loans outstanding, interest thereon and other invoiced amounts due under the Existing Credit Agreement and under each other agreement related thereto and the Administrative Agent shall have received duly executed documentation either evidencing or necessary for (i) the termination of the Existing Credit Agreement and each other agreement related thereto, (ii) the cancellation of all commitments thereunder and (iii) the termination of all related agreements and guarantees and security interests granted by Coram, the Borrower or any Subsidiary or any other person in connection therewith and the discharge of all obligations or interests thereunder.

         (x) There shall have been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of Coram, the Borrower and the Subsidiaries, taken as a whole, or the Acquired Business, in each case since December 31, 1994.

         (y) The Cash Concentration Agreement shall have been executed by the Borrower and Chemical Bank and shall be in full force and effect.

         (z) Each of the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

         Each of Coram and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, Coram and the Borrower will, and will cause each of the Subsidiaries to:

         SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

         (b) (i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary for the conduct of its business; (ii) maintain and operate such business prudently in accordance with applicable industry practice; (iii) comply with all applicable laws, rules, regulations (including any Health Care Law, any zoning or building law, any Environmental Law and any ordinance, code or approval) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (iv) at all times maintain and preserve all property necessary for the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except, in the case of clauses (i), (iii) and (iv), to the extent that the failure to comply with such covenants could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 5.02. Insurance. (a) With respect to the Significant Subsidiaries, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including (i) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and (ii) business interruption insurance; and maintain such other insurance as may be required by law.

         (b) All such insurance policies that insure real or personal property of the Loan Parties shall include a standard form lender's loss payee endorsement, naming the Collateral Agent as loss payee for the benefit of the Lenders. All such insurance policies that insure liability shall name the Administrative Agent as additional insureds for the benefit of the Administrative Agent and each Lender.

         (c) If at any time after Coram, the Borrower or any Subsidiary shall have been required to grant Mortgages on its Properties in accordance with
Section 5.12, any area in which the material properties of Coram, the Borrower and the Subsidiaries are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

         (d) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

         SECTION 5.03. Obligations and Taxes. Pay and discharge promptly when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default and (b) all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof that would not constitute a Permitted Lien hereunder; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

         SECTION 5.04. Financial Statements, Reports, etc. In the case of Coram, furnish to the Administrative Agent and each Lender:

                 (a) within 90 days after the end of each fiscal year, (i) its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of Coram and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Coram on a consolidated basis in accordance with GAAP consistently applied and (ii) a comparison of such annual results to (A) in the case of the fiscal year ending December 31, 1995, the projected results for such year set forth in the Model and (B) in the case of each fiscal year thereafter, the budget prepared by the Borrower with respect to such fiscal year;

                 (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of Coram and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and
         (ii) a comparison of such quarterly results to (A) in the case of any quarter occurring in the fiscal year ending December 31, 1995, the projected results for such quarter set forth in the Model and (B) in the case of any quarter occurring in any fiscal year thereafter, the projected results for such quarter set forth in the budget prepared by the Borrower with respect to such fiscal year;

                 (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent (A) demonstrating compliance with the covenants contained in Sections 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16 and (B) setting forth a calculation of the Total Consolidated Debt Ratio and the Consolidated Interest Coverage Ratio as of the last day of the fiscal quarter (or such longer period ending on the last day of such fiscal quarter) in respect of which such financial statements have been prepared.

                 (d) (i) within 25 days after the end of each calendar month ending on or prior to the first anniversary of the Closing Date and within 15 days after the end of each calendar month thereafter, (ii) on the date of the first Revolving Credit Borrowing or issuance of any Letter of Credit, if such Credit Event shall occur prior to the delivery of a Borrowing Base Certificate pursuant to clause (i), and
         (iii) no later than April 14, 1995, (A) a certificate in the form of Exhibit K-1 (a "Borrowing Base Certificate") and reasonably acceptable to the Administrative Agent showing the Borrowing Base as of the close of business on the last day of such calendar month or, in the case of clause (ii), as of the date of the most recent receivables report available to the Borrower, which shall be January 31, 1995, or, in the case of clause (iii), as of February 28, 1995, each such Certificate to be certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower, (B) such information as is required to be delivered pursuant to Exhibit K-2 and is reasonably available to the Borrower, any such deviations from Exhibit K-2 to be approved by the Administrative Agent (it being agreed that at a minimum the Lenders shall receive the information set forth in Items 1, 2(a), 3, 4 and 10 of Exhibit K-2) and (C) such other supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request;

                 (e) not later than thirty days after the commencement of each fiscal year, (i) the budget for such fiscal year prepared by the Borrower and (ii) financial projections of Coram and its consolidated subsidiaries through the Term Loan Maturity Date, containing substantially the same information as set forth in Section 5 of the Confidential Information Memorandum (including the specification of the underlying assumptions), all certified by the chief financial officer of Coram to be a good faith estimate of the forecasted financial performance of Coram and its consolidated subsidiaries for such period;

                 (f) upon the earlier of (i) 90 days after the end of each fiscal year of Coram and (ii) the date on which the financial statements in respect of such period are delivered pursuant to paragraph (a) above, a certificate of the chief financial officer of Coram setting forth, in detail reasonably satisfactory to the Agent, the amount of Excess Cash Flow, if any, for such period;

                 (g) not later than 30 days after the end of each fiscal quarter, a certificate of a Financial Officer of Coram setting forth
         (i) a specification of the Designated Subsidiaries as of the end of such fiscal quarter, (ii) a specification of Joint Ventures as of the end of such fiscal quarter, (iii) the amount of Net Proceeds received (or deemed to have been received) during such fiscal quarter and (iv) a description of any Permitted Business Acquisitions consummated during such fiscal quarter and the amount and type of consideration paid with respect thereto;

                 (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be (with the exhibits relating thereto to be provided, at the Borrower's expense, upon the request of the Administrative Agent or any Lender);

                 (i) (i) at the time the same is provided to the holders of the Subordinated Bridge Notes or the Subordinated Rollover Notes, any information provided to such holders pursuant to Section 6.1 of the Borrower Securities Purchase Agreement and (ii) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

                 (j) promptly, and in any event no later than one month following the Closing Date, prepare and provide to the Lenders the schedule referred to in Section 3.04(d).

Copies of all reports delivered as provided in subsection (h) above that include the information required in subsections (a) and (b) above shall to that extent be deemed to satisfy the requirements of such subsections (a) and (b).

         SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt (but in any event within five Business Days thereof) written notice of the following:

                 (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                 (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                 (c) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of Coram, the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of Coram, the Borrower or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $250,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that Coram, the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by Coram, the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Coram, the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA.

         SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender to visit and inspect the financial records and the properties of any Loan Party at reasonable times and intervals and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of Coram, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

         SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement (including, in the case of Revolving Loans, for Permitted Business Acquisitions and, in the case of Letters of Credit, on behalf of Coram (but only in the ordinary course in connection with its workers compensation insurance) and the Subsidiaries).

         SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws, except to the extent that any failure to comply with the foregoing could not reasonably be expected, individually or in the aggregate, to result in a liability to Coram, the Borrower and the Subsidiaries in excess of $5,000,000.

         SECTION 5.10. Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to Lenders within 45 days (or such longer period as shall reasonably be required, so long as the Required Lenders do not object thereto) after such request, at the expense of the Borrower, an environmental site assessment report for the Properties that are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and a good faith estimate of the cost of any compliance or Remedial Action in connection with such Properties.

         SECTION 5.11. Collateral Reviews. (a) From time to time upon the reasonable request of the Administrative Agent, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Collateral, and pay the reasonable fees and expenses of such professionals in accordance with
Section 9.05(a).

         (b) In connection with any evaluation and appraisal relating to the computation of the Borrowing Base, make such other adjustments to its parameters for including Eligible Accounts Receivable in the Borrowing Base and for calculating the Dilution Reserve and make such other adjustments to the Borrowing Base as the Administrative Agent shall reasonably require based upon the results of such evaluation and appraisal.

         SECTION 5.12. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents. In addition, from time to time, Coram, the Borrower and the Subsidiaries will, at their cost and expense, contemporaneously with the acquisition by Coram, the Borrower or any Subsidiary of any new subsidiary or other assets or as otherwise expressly provided below, promptly secure the Obligations by causing the following to occur: (a) (i) promptly upon creating or acquiring any additional Subsidiary (other than any Joint Venture), the capital stock of such Subsidiary will be pledged pursuant to the Pledge Agreement, to the extent permitted by applicable law, and (ii) such Subsidiary (other than any Joint Venture) will become a party to the Security Agreement, the Pledge Agreement (if such Subsidiary owns capital stock of any subsidiary), the Intellectual Property Security Agreement, the Subsidiary Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement as contemplated under each such agreement; (b) with respect to the acquisition of any other assets, on a quarterly basis, except in connection with a Permitted Business Acquisition, in which case promptly upon acquiring such assets, the Borrower shall notify the Collateral Agent (in the case of assets located in a jurisdiction in which Uniform Commercial Code financing statements have not previously been filed pursuant to this Agreement or the other Loan Documents) by describing such assets in a notice in the form of Exhibit L and furnish thereafter such documents and instruments as may be necessary to grant or confirm to the Collateral Agent a perfected Lien on or security interest in such other assets, subject to Permitted Liens, as the Collateral Agent shall reasonably request; and (c) if at any time Coram, the Borrower or any Subsidiary (other than a Joint Venture) shall have owned for a period of at least six months real property that is located in the United States that has an aggregate fair market value (net of deduction from such value of the principal amount of any Indebtedness secured by any Liens on such real property) equal to at least $5,000,000, promptly, but in any event within 30 days after the end of such six-month period, enter into and deliver to the Collateral Agent a Mortgage in respect of such property, to the extent permitted by applicable law, any existing Lender holding a Lien thereon and, in the case of any Joint Venture, the partnership or other relevant documentation, in form and substance reasonably satisfactory to the Collateral Agent. All such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Loan Parties shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this
Section 5.12. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 5.13. Interest Rate Protection Agreements. In the case of the Borrower, enter into on or prior to the date that is 60 days following the Closing Date, and thereafter maintain in full force and effect, Interest Rate Protection Agreements at rates, in form and with parties reasonably acceptable to the Administrative Agent, the effect of which shall be to limit through the third anniversary of the Closing Date the interest payable by the Borrower on Term Loans in an amount not less than 50%, as determined from time to time, of the aggregate amount of the Term Loans outstanding.

         SECTION 5.14.  Cash Concentration Accounts; Cash Management Systems.
(a) In the case of the Borrower, (i) maintain the Existing Cash Concentration Accounts and provide the Collateral Agent for the benefit of the Secured Parties with a first-priority security interest in the Existing Cash Concentration Accounts and (ii) (A) cause the Chemical Cash Concentration Account to be established and maintained with Chemical Bank in New York, New York and (B) as soon as reasonably practicable and in any event within six months following the Closing Date (it being understood that the Borrower shall use its best efforts to cause such events to occur within three months following the Closing Date), close the Existing Cash Concentration Accounts and cause any amounts on deposit therein to be transferred to the Chemical Cash Concentration Account.

         (b) (i) Within nine months following the Closing Date (it being understood that the Borrower shall use its best efforts to cause such events to occur as soon as reasonably practicable following the Closing Date), establish and maintain cash management systems, including "lockbox" accounts, reasonably satisfactory to the Administrative Agent, including entering into "lockbox agreements" and taking such other actions and delivering such opinions as shall be required by the Required Lenders, the Administrative Agent or the Collateral Agent in accordance with Section 5.12 of this Agreement and Section 6.05 of the Security Agreement, and (ii) without limiting the generality of clause (i) above, cause to be transferred to the Cash Concentration Account on each Business Day, in accordance with the provisions of the Security Agreement, all available amounts on deposit in each Collection Deposit Account (or account that shall be established in lieu thereof in accordance with clause (i) above) in excess of $5,000 on such Business Day.

         SECTION 5.15. Compliance Procedures. At all times comply in all material respects with applicable Physician Self-Referral Laws and maintain adequate internal audit procedures to assure substantial compliance with applicable Physician Self-Referral Laws.

         SECTION 5.16. Transition to Holding Company Structure. In the case of Coram, transfer within six months of the Closing Date all the assets and operations described on Schedule 5.16 to the Borrower or to a Wholly Owned Subsidiary.

         SECTION 5.17. Subordinated Debt Payments. In the case of the Borrower, (a) make interest payments on the Subordinated Bridge Notes in additional Subordinated Bridge Notes to the fullest extent that it is permitted to do so under the Borrower Securities Purchase Agreement, (b) in the event that the Subordinated Bridge Notes shall not have been refinanced or repaid in full at or prior to their stated maturity, issue Subordinated Rollover Notes in exchange for any remaining Subordinated Bridge Notes to the fullest extent that it is permitted to do so under the Borrower Securities Purchase Agreement and
(c) make interest payments on the Subordinated Rollover Notes in additional Subordinated Rollover Notes to the fullest extent that it is permitted to do so under the Borrower Securities Purchase Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Each of Coram and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders (or, in the case of Section 6.10(b)(i), all the Lenders) shall otherwise consent in writing, Coram and the Borrower will not, and will not cause or permit any of the Subsidiaries to:

         SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                 (a) in the case of Coram, the Borrower, each Wholly Owned Subsidiary and each Subsidiary that is not a Joint Venture, Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 6.01(a) (and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased,
         (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and

         (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement);

                 (b) (i) in the case of the Borrower, Subordinated Bridge Notes, or senior subordinated increasing rate rollover notes issued in exchange therefor in accordance with the Borrower Securities Purchase Agreement (the "Subordinated Rollover Notes") in an aggregate principal amount not to exceed $150,000,000 and (ii) in the case of Coram or the Borrower, Refinancing Notes in an aggregate principal amount at any time outstanding not to exceed the sum of (A) $150,000,000 and (B) the aggregate principal amount of Subordinated Bridge Notes or Subordinated Rollover Notes issued after the Closing Date in payment of interest thereon pursuant to the terms thereof (less the amount of any Subordinated Bridge Notes, Subordinated Rollover Notes and Refinancing Notes that are repaid after the Closing Date other than with the proceeds of Refinancing Notes);

                 (c) in the case of Coram, (i) the Junior PIK Notes in an aggregate principal amount not to exceed the sum of (A) $25,000,000 and (B) the aggregate principal amount of Junior PIK Notes issued after the Closing Date in payment of interest thereon pursuant to the terms thereof (less the principal amount of any Junior PIK Notes that are repaid after the Closing Date), and (ii) the Convertible PIK Notes in an aggregate principal amount not to exceed the sum of (A) $90,000,000 and (B) the aggregate principal amount of Convertible PIK Notes issued after the Closing Date in payment of interest thereon pursuant to the terms thereof (less the principal amount of any Convertible PIK Notes that are repaid or converted into common stock of Coram after the Closing Date);

                 (d) (i) in the case of Coram, Junior PIK Refinancing Notes that are issued in exchange for Junior PIK Notes in the Coram Junior PIK Notes Exchange Transaction, provided that such Junior PIK Refinancing Notes shall have the same terms and conditions as the Junior PIK Notes except that they shall be issued on a pari passu basis with any Refinancing Notes issued by Coram in connection with the Acquisition, and (ii) in the case of the Borrower, Junior PIK Refinancing Notes that are issued in exchange for Junior PIK Notes in the Borrower Junior PIK Notes Exchange Transaction, provided that such Junior PIK Refinancing Notes shall have the same terms and conditions as the Junior PIK Notes except that the obligor thereon shall be the Borrower, and provided further, that such transaction shall be subject to satisfaction by the Borrower of the financial tests set forth on
         Schedule 6.01(d);

                 (e) in the case of the Guarantors, the guarantees under the Guarantee Agreements and the Subordinated Guarantees;

                 (f) in the case of the Borrower, (i) Interest Rate Protection Agreements, in form and with parties reasonably acceptable to the Administrative Agent, entered into in order to hedge the interest payable on up to 100% of the aggregate principal amount of the Loans outstanding as of the date on which the most recent such Interest Rate Protection Agreement is entered into and (ii) any other Interest Rate Protection Agreements entered into in order to hedge against the risks associated with fluctuations in interest rates on terms and with parties reasonably satisfactory to the Administrative Agent;

                 (g) in the case of the Borrower, (i) Indebtedness created hereunder and (ii) Indebtedness in respect of Letters of Credit issued hereunder;

                 (h) intercompany Indebtedness between (i) the Borrower and any of the Wholly Owned Subsidiaries, (ii) any Wholly Owned Subsidiaries of the Borrower and (iii) between Coram and the Borrower or any Wholly Owned Subsidiary (A) for the purposes set forth in Section 6.06(c)(i), not exceeding at any time during any fiscal year $2,000,000 minus the amount of any dividends or distributions previously paid to Coram in such fiscal year pursuant to Section 6.06(c)(i), (B) for the purposes set forth in Section 6.06(c)(ii), not exceeding for the period following the Closing Date $3,000,000 minus the amount of any dividends or distributions previously paid to Coram during such period pursuant to Section 6.06(c)(ii) and (C) for the purposes set forth in
         Section 6.06(c)(v), not exceeding for the period following the Closing Date $7,000,000 minus the amount of any dividends or distributions previously paid to Coram during such period pursuant to Section 6.06(c)(v);

                 (i) Indebtedness consisting of Earn-out Obligations not in excess of $5,000,000 at any time outstanding;

                 (j) in the case of the Borrower, Guarantees issued for the benefit of any Wholly Owned Subsidiary in respect of obligations under operating leases and other obligations in the ordinary course of business;

                 (k) Reverse Repurchase Agreements permitted under Section 6.04(i);

                 (l) Indebtedness owing by a Subsidiary existing at the time such Subsidiary was acquired (or assumed by the Borrower or such Subsidiary at the time assets of such Subsidiary were acquired) in a Permitted Business Acquisition (and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased,
         (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and (iii) the interest rate applicable to such

         Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement), provided such Indebtedness was not incurred or created in connection with or in contemplation of such Permitted Business Acquisition;

                 (m) Indebtedness of the Borrower issued or incurred as part of the consideration payable in connection with any Permitted Business Acquisition, provided that (i) the aggregate principal amount of all Indebtedness issued or incurred pursuant to this paragraph (m) does not exceed $50,000,000 at any time outstanding and (ii) such Indebtedness shall be subordinated in all respects to the Indebtedness under this Agreement on terms no less favorable to the Lenders than those contained in the Subordinated Seller Notes;

                 (n) Indebtedness of any Joint Venture owing to Coram, the Borrower or any other Subsidiary to the extent permitted by Section 6.04(g);

                 (o) in the case of any Joint Venture or any Subsidiary that is not a Wholly Owned Subsidiary, (i) Indebtedness for borrowed money and Capital Lease Obligations existing on the date hereof and set forth in
         Schedule 6.01(o) (and any extensions, renewals or replacements of such Indebtedness to the extent that (A) the aggregate principal amount of such Indebtedness is not at any time increased, (B) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and
         (C) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement), and (ii) other Indebtedness not in excess of $5,000,000 at any time outstanding; and

                 (p) in the case of the Borrower (and with respect to Indebtedness incurred in connection with the type of Liens permitted by Section 6.02(j), any Subsidiary), Indebtedness in addition to that permitted by paragraphs (a) through (o) above in an aggregate principal amount not in excess of $40,000,000 at any time outstanding, so long as such Indebtedness is created under agreements or instruments imposing covenants on the Borrower no less favorable to the Borrower than the covenants imposed under this Agreement.

Notwithstanding the foregoing, at any time that the Subordinated Bridge Notes or any Subordinated Rollover Notes shall remain outstanding or any amounts shall be outstanding or unpaid thereon, neither Coram, the Borrower nor any Subsidiary shall incur, create, assume or permit to exist any Indebtedness that is not permitted in accordance with Section 6.4 of the Borrower Securities Purchase Agreement.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Refinancing Notes shall be issued unless: (i) concurrently with the

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issuance of such Refinancing Notes, Subordinated Bridge Notes, Subordinated
Rollover Notes or Refinancing Notes in a principal amount equal to the principal amount of such Refinancing Notes shall have been repaid, at a price not in excess of 100% of the principal amount thereof (plus interest accrued to the date of repayment and not paid in cash); (ii) the terms of the Refinancing Notes and the indenture or other agreement (the "Refinancing Note Indenture") providing for the issuance thereof (and the related Subordinated Guarantees, if any) shall be satisfactory in all material respects to the Required Lenders (including terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of default and remedies); (iii) the interest rate applicable to the Refinancing Notes shall be a fixed, non- increasing market interest rate per annum on a principal amount not in excess of the gross proceeds of the sale thereof and shall be payable semiannually; and (iv) the Refinancing Notes shall mature not earlier than the maturity date of the Subordinated Rollover Notes.

         SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                 (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02, provided that (subject to the provisions of subsection (l) below) such Liens shall secure only those obligations that they secure on the date hereof;

                 (b) any Lien created under the Loan Documents;

                 (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary, provided that
         (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

                 (d) Liens for taxes not yet due or that are being contested in compliance with Section 5.03;

                 (e) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 5.03;

                 (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                 (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                 (i) any Lien existing or arising by operation of law in the ordinary course of business of Coram, the Borrower and the Subsidiaries, such as banker's Liens or similar rights of offset;

                 (j) (i) Liens placed upon real or personal property acquired or held in the ordinary course of business at the time of acquisition or improvement of such property to secure the purchase price thereof or incurred solely to finance the acquisition or improvement of such property, provided that (A) such Liens do not cover property other than the property acquired or improved and (B) the Indebtedness secured by such Liens does not in any case exceed the lesser of the cost or fair market value of such property at the time of such acquisition, and (ii) liens incurred in connection with Capital Lease Obligations, so long as the aggregate principal amount of Indebtedness secured by the Liens permitted pursuant to this paragraph (j) is permitted pursuant to Section 6.01(p);

                 (k) attachment or judgment Liens not in excess of $2,500,000 in the aggregate and any other immaterial attachment or judgment Lien discharged within 30 days of the entry of judgment or the expiry of stay;

                 (l) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in paragraphs (a), (c) and (j) above, provided that (i) any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced is not increased and (ii) the extension, renewal or refinancing of such Indebtedness is permitted pursuant to Section 6.01; and

                 (m) other consensual Liens that do not encumber any accounts or notes receivable securing Indebtedness and other liabilities not exceeding $5,000,000 in the aggregate at any time outstanding.

         SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except that the Borrower or any Subsidiary may enter into any such arrangement with respect to computer equipment and motor vehicles so long as the aggregate amount of Indebtedness incurred in connection with such arrangements does not exceed $5,000,000 at any time outstanding.

         SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person (each, an "Investment"), except:

                 (a) (i) Investments by the Borrower or any Subsidiary Guarantor in any Subsidiary Guarantor or in any person that, immediately after the making of such Investment, is a Subsidiary Guarantor, (ii) Investments by Coram in the capital stock of the Borrower, (iii) Investments by the Borrower or any Subsidiary Guarantor made on or prior to the Closing Date in any Joint Venture that is in existence as of the Closing Date and described on Schedule 3.08, (iv) Investments by the Borrower or any Subsidiary Guarantor made after the Closing Date in any Joint Venture that is in existence as of the Closing Date and described on Schedule 3.08 to purchase any portion of or all the ownership interest of any partner or co-owner in such Joint Venture in an aggregate amount not in excess of $25,000,000 for the period following the Closing Date and (v) Investments by the Borrower or any Subsidiary Guarantor (A) made after the Closing Date in any Joint Venture that is described on Schedule 3.08 (other than Investments made pursuant to clause (iv) above), (B) in any Joint Venture acquired after the Closing Date in connection with any Permitted Business Acquisition or (C) in any Joint Venture created or entered into after the Closing Date, provided that the aggregate amount of additional investments in Joint Ventures pursuant to this clause (v) shall not exceed $25,000,000 for the period following the Closing Date;

                 (b) Permitted Investments;

                 (c) in the case of the Borrower, Interest Rate Protection Agreements permitted pursuant to Section 6.01(f);

                 (d) Investments constituting Permitted Business Acquisitions
         (i) made as Capital Expenditures pursuant to Section 6.11, provided that the aggregate amount of consideration (whether cash or property, as valued at the time such investment is made), including the amount of all liabilities assumed or, in the case of an acquisition of a corporation or partnership, plus the amount of liabilities shown on a balance sheet of such corporation or partnership at the time of acquisition, for all such Permitted Business Acquisitions in any fiscal year shall not exceed 50% of the amount set forth for such fiscal year in Section 6.11, or
         (ii) made in accordance with the second proviso to paragraph (b) of the definition of the term "Net Proceeds";

                 (e) Investments constituting Permitted Other Acquisitions, provided that the aggregate amount of consideration (whether cash or property, as valued at the time each such Investment is made), including the amount of all liabilities assumed or, in the case of an acquisition of a corporation or partnership, plus the amount of liabilities shown on a balance sheet of such corporation or partnership at the time of acquisition, for all such Permitted Other Acquisitions shall not exceed (i) $25,000,000 in any fiscal year and
         (ii) $50,000,000 for the period following the Closing Date, minus in each case the amount of Investments made in such fiscal year or following the Closing Date, as the case may be, pursuant to paragraphs
         (a)(v) above and (f) below;

                 (f) Investments in Permitted Business Acquisitions in which the sole consideration given by Coram, the Borrower or any Subsidiary is common stock of Coram ("Permitted Stock Acquisitions"), provided that the aggregate amount of consideration (based upon the fair market value of the Coram common stock, as determined in a manner reasonably satisfactory to the Required Lenders), including the amount of all liabilities assumed or, in the case of an acquisition of a corporation or partnership, plus the amount of liabilities shown on a balance sheet of such corporation or partnership at the time of acquisition, paid in respect of all such Permitted Stock Acquisitions shall not exceed (i) $25,000,000 in any fiscal year and (ii) $50,000,000 for the period following the Closing Date, minus in each case the amount of Investments made in such fiscal year or following the Closing Date, as the case may be, pursuant to paragraphs (a)(v) and (e) above;

                 (g) (i) Investments by Coram, the Borrower or any of the Subsidiaries consisting of loans at arms' length terms to any person in which Coram, directly or indirectly, owns more than a 20% equity interest (but that is not a Wholly Owned Subsidiary) existing on the Closing Date and set forth in Schedule 6.04(g), and any extensions, renewals or replacements of the same, provided that the aggregate principal amount of such loans are not at any time increased, and (ii) additional such Investments, provided that (A) at all times the Collateral Agent has a perfected security interest in all of Coram's, the Borrower's or such Subsidiary's rights to repayment thereof and security therefor, to the extent and in the manner required by the Security Agreement, (B) the aggregate principal amount of such loans outstanding at any time, when

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         added to the aggregate amount of Investments made pursuant to clause
         (k) below, shall not exceed $5,000,000 and (C) any such loans entered into after the Closing Date shall be evidenced by a promissory note;

                 (h) Employee Loans not exceeding $4,000,000 in aggregate principal amount at any time outstanding;

                 (i) Reverse Repurchase Agreements maturing within 30 days of the date of purchase, provided that the aggregate amount of such Reverse Repurchase Agreements at any time shall not exceed 75% of all short-term Investments of Coram, the Borrower and the Subsidiaries;

                 (j) Investments consisting of readily marketable securities held as of the date hereof in custody account no. 320-116266 with Wells Fargo Bank, N.A. and in custody account no. 06-15753 with Morgan Stanley & Co. Incorporated, provided that the Collateral Agent has a perfected, first priority security interest in each such account;

                 (k) other Investments not exceeding $5,000,000 in the aggregate at any time outstanding;

                 (l) acquisitions constituting a transaction permitted by
         Section 6.05(d) or 6.05(f);

                 (m) Investments arising from transactions by the Borrower or any of the Subsidiaries with customers or suppliers in the ordinary course of business, including debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business and in the exercise of the reasonable business judgment of the Borrower or any Subsidiary; and

                 (n) promissory notes, contingent payment obligations and equity interests (i) held by Coram, the Borrower or any Subsidiary as of the Closing Date and pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement and
         (ii) received or accepted in connection with any disposition of assets permitted under Section 6.05, provided that the aggregate amount of such promissory notes, contingent payment obligations and equity interests received pursuant to this clause (ii) does not exceed $10,000,000 at any time outstanding.

Notwithstanding the foregoing, at any time that the Subordinated Bridge Notes or any Subordinated Rollover Notes shall remain outstanding or any amounts shall remain outstanding or unpaid thereon, neither Coram, the Borrower nor any Subsidiary shall make any of the foregoing investments except as may be permitted in accordance with Sections 6.8 and 6.10 of the Borrower Securities Purchase Agreement.

         SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that:

                  (a) the Borrower and any Subsidiary may purchase and sell inventory and other property and services in the ordinary course of business;

                  (b) the Borrower may sell (i) readily marketable securities
         (A) in the ordinary course of business, (B) described in Section 6.04(j) and (C) in connection with Reverse Repurchase Agreements permitted pursuant to Section 6.04(i) and (ii) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, assets (other than readily marketable securities) to the extent that the aggregate gross cash proceeds therefrom do not exceed $50,000,000 for the period following the Closing Date, provided that (x) a Financial Officer of the Borrower certifies on behalf of the Borrower that any such sale of assets is estimated by the Borrower in good faith to be at a price equal to or greater than the then fair market value of such asset and
         (y) in the case of sales of assets in respect of which the book value is greater than $10,000,000, such sale shall have been approved by the Board of Directors of the Borrower;

                 (c) the Borrower may sell, transfer, dissolve, liquidate or otherwise dispose of shares of stock or securities of any Designated Subsidiary;

                 (d) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration, (ii) any Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration and (iii) the Borrower or any Subsidiary may make any investment permitted by Section 6.04;

                  (e) the Borrower and any Subsidiary may lease and sublease assets in the ordinary course of business;

                  (f) the Borrower and any Subsidiary may sell, assign, pledge or otherwise transfer any of its assets to the Borrower or any other Subsidiary; and

                 (g) any Joint Venture may sell or otherwise dispose of any of its assets (other than in a sale of all or substantially all its assets or in a complete liquidation of such Joint Venture).


Notwithstanding the foregoing, at any time that the Subordinated Bridge Notes or any Subordinated Rollover Notes shall remain outstanding or any amounts shall remain outstanding or unpaid thereon, neither Coram, the Borrower nor any Subsidiary shall conduct any of the foregoing activities set forth in this
Section 6.05 except in accordance with Section 6.5 of the Borrower Securities Purchase Agreement.

         SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that:

                  (a) Coram may declare or distribute dividends payable solely in its common stock;

                  (b) any Subsidiary may declare and pay dividends or make other distributions to (i) the Borrower, (ii) any Subsidiary Guarantor and (iii) in the case of any Subsidiary (other than a Joint Venture) that is not a Wholly Owned Subsidiary, any other shareholder if such dividends or distributions are paid pro rata to all holders of the capital stock of such Subsidiary;

                  (c) so long as no Event of Default or Default shall have occurred and be continuing, the Borrower may declare and pay dividends or make other distributions to Coram in order to enable Coram to pay
         (i) any taxes or expenses required to be paid by Coram in the ordinary course of business, so long as the aggregate amount of such dividends or other distributions (other than any such dividends or other distributions made for the purposes of paying taxes), together with the aggregate principal amount of any loans made pursuant to Section 6.01(h)(iii)(A), does not exceed $2,000,000 in any fiscal year, (ii) any other charges or expenses, so long as the aggregate amount of such dividends or other distributions, together with the aggregate principal amount of any loans made pursuant to Section 6.01(h)(iii)(B), does not exceed $3,000,000 for the period following the Closing Date, (iii) interest required to be paid in cash in respect of the Subordinated Seller Notes, to the extent permitted to be paid under Section 6.10, (iv) any expenses required to be paid by Coram in connection with complying with its obligations under Section 5.16 and any other expenses incurred by Coram in the ordinary course of its business prior to complying with such Section, so long as the aggregate amount of such dividends or other distributions, together with the aggregate principal amount of any loans made pursuant to Section 6.01(h)(iii)(C), does not exceed $7,000,000 for the period following the Closing Date and (v) any amount payable by Coram pursuant to Section 2.1(d)(ii)(x) of the Asset Purchase Agreement so long as such amount does not exceed $5,000,000;

                 (d) so long as no Default or Event of Default shall result,
         (i) Coram may repurchase shares of its common stock from its current or former officers, employees and directors at a price not to exceed the then-current market value for such stock and (ii) Coram may make other distributions or payments in respect of its capital stock held by its current or former officers, employees or directors, provided that the aggregate amount expended by the Borrower pursuant to this paragraph (d) shall not exceed $1,000,000 in any fiscal year or $5,000,000 during the period following the Closing Date;

                 (e) Coram may purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent resale of any common stock purchased from employees or issue of new shares of its common stock;

                 (f) on the Closing Date, the Borrower may distribute a portion of the proceeds of Term Loans to Coram, but only to the extent necessary to pay Acquisition Costs and to repay the indebtedness under the Existing Credit Agreement; and

                 (g) any Joint Venture may make distributions to its owners.

Notwithstanding the foregoing, at any time that the Subordinated Bridge Notes or any Subordinated Rollover Notes shall remain outstanding or any amounts shall remain outstanding or unpaid thereon, neither Coram, the Borrower nor any Subsidiary shall conduct any of the foregoing activities set forth in this
Section 6.06 except in accordance with Section 6.15 of the Borrower Securities Purchase Agreement.

         SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or

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such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, as determined in good faith by the Board of Directors of Coram, the Borrower or such Subsidiary, as the case may be; provided, however, that no determination of any such Board of Directors shall be required with respect to
(a) any such transactions entered into in the ordinary course of business, (b) any such transactions entered into with any Lender or any Affiliate of any Lender or (c) transactions with directors, shareholders and employees pursuant to agreements existing as of the Closing Date and other compensation arrangements in the ordinary course of business, except that Coram, the Borrower or any Subsidiary may engage in any transaction described on Schedule 6.07.

         SECTION 6.08. Business of Borrower and Subsidiaries. Engage at any time in any business or business activity other than (a) in the case of the Borrower and the Subsidiaries, the business currently conducted by it or a business substantially similar thereto or, in the case of Curaflex, by the Acquired Business, and business activities reasonably incidental thereto and
(b) in the case of Coram, the ownership of all the outstanding common stock of the Borrower and business activities reasonably incidental thereto.

         SECTION 6.09. Fiscal Year. Change the end of its fiscal year from December 31 to any other date.

         SECTION 6.10. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of (i) (A) the Subordinated Bridge Notes, any Subordinated Rollover Notes or the Borrower Securities Purchase Agreement, (B) any Refinancing Notes or any Refinancing
Note Indenture as in effect on the date of issuance of such Refinancing Notes or entry into such Refinancing Note Indenture, (C) any Junior PIK Refinancing Notes or any indenture (the "Junior PIK Refinancing Note Indenture") providing for the issuance thereof as in effect on the date of issuance of such Junior PIK Refinancing Notes or entry into such Junior PIK Refinancing Note Indenture,
(D) the Junior PIK Notes, (E) the Convertible PIK Notes or (F) the Subordinated Guarantees, in each case to the extent that such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any respect or (ii) any other instrument or agreement pursuant to which any other Indebtedness of Coram, the Borrower or any Subsidiary is outstanding in an aggregate outstanding principal amount in excess of $250,000 to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

         (b) Permit any waiver, supplement, modification, amendment, termination or release of the Asset Purchase Agreement (i) on or prior to the Closing Date, to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any respect without the consent of each Lender and (ii) after the Closing Date, to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect without the consent of the Required Lenders.

         (c) Make any distribution, whether in cash, property, securities or a combination thereof, other than scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer to commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any of the Subordinated Bridge Notes, any Subordinated Rollover Notes, the Refinancing Notes, the Junior PIK Refinancing Notes, the Junior PIK Notes, the Convertible PIK Notes, the Subordinated Guarantees or any other Indebtedness for borrowed money (other than intercompany Indebtedness) of Coram, the Borrower or any Subsidiary in an outstanding principal amount exceeding $1,000,000 ("Other Debt"), except for
(i) the issuance of Junior PIK Notes (or any Junior PIK Refinancing Notes) after the Closing Date as payment of interest on the Junior PIK Notes pursuant to the terms thereof, (ii) the issuance of Convertible PIK Notes after the Closing Date as payment of interest on the Convertible PIK Notes pursuant to the terms thereof, (iii) the issuance by Coram of its common stock upon conversion of (A) the Convertible PIK Notes in accordance with the terms thereof and (B) other convertible Indebtedness outstanding in the form of debt securities and permitted pursuant to this Agreement (including any convertible Refinancing Notes) in accordance with its terms; (iv) the issuance of Subordinated Rollover Notes in satisfaction of outstanding Subordinated Bridge Notes pursuant to the Borrower Securities Purchase Agreement; (v) the repayment of the Subordinated Bridge Notes, any Subordinated Rollover Notes or the Refinancing Notes with the proceeds from the issuance of Refinancing Notes in accordance with Section 6.01; (vi) the prepayment of Subordinated Bridge Notes or Subordinated Rollover Notes with the proceeds from the issuance or sale by Coram, the Borrower or any Subsidiary (other than the issuance or sale to Coram, the Borrower or any Subsidiary) of any equity security of Coram, the Borrower or any Subsidiary to the extent that such prepayment contemplated by this clause (vi) is required by the Borrower Securities Purchase Agreement;
(vii) the Junior PIK Notes Exchange Transactions; (viii) the refinancing of other Indebtedness in the ordinary course of business; and (ix) the making by Coram of any payment required by Section 2.1(d)(ii) of the Asset Purchase Agreement.

         (d) Make any cash interest payment on or in respect of the Subordinated Seller Notes (i) prior to the second anniversary of the Closing Date, (ii) at any time at which the financial tests set forth on Schedule 6.01(d) shall not be satisfied or (iii) at any other time when payment in the form of additional Subordinated Seller Notes would be permitted in accordance with the terms thereof.

         (e) Permit any Subsidiary Guarantor to enter into any agreement or investment that by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary.

Notwithstanding the foregoing, at any time that the Subordinated Bridge Notes or any Subordinated Rollover Notes shall remain outstanding or any amounts shall remain outstanding or unpaid thereon, neither Coram, the Borrower nor any Subsidiary shall conduct any of the activities set forth in paragraphs (c) or
(d) above except in accordance with Section 6.15 of the Borrower Securities Purchase Agreement.

         SECTION 6.11. Capital Expenditures. Permit the aggregate amount of Capital Expenditures (including Permitted Business Acquisitions made pursuant to Section 6.04(d)) made by Coram, the Borrower and the Subsidiaries in any fiscal year to exceed the amount set forth below opposite such year:

Fiscal Year               Amount

   1995                   $30,000,000
   1996                   $20,000,000
   1997                   $25,000,000
   1998                   $25,000,000
   1999                   $25,000,000

         The amount of permitted Capital Expenditures set forth above in respect of any fiscal year shall be increased by 50% of the unused permitted Capital Expenditures for the immediately preceding fiscal year (less an amount equal to any unused Capital Expenditures carried forward to such preceding fiscal year).

         SECTION 6.12. Coverage Ratio. Permit the ratio of (a) EBITDA of Coram, the Borrower and the Subsidiaries minus the sum of (i) Capital Expenditures of Coram, the Borrower and the Subsidiaries and (ii) to the extent required to be paid in cash in the applicable period, taxes to (b) the aggregate amount paid in cash by Coram, the Borrower and the Subsidiaries in respect of Debt Service (i) for the fiscal quarter ended June 30, 1995, to be less than 1.20 to 1.00, (ii) for the two-fiscal-quarter period ending September 30, 1995, to be less than 1.20 to 1.00, (iii) for the three-fiscal-quarter period ending December 31, 1995, to be less than 1.20 to 1.00 or

(iv) for any four-fiscal-quarter period ending on a date set forth below to be less than the ratio set forth opposite such date:

         Date                                                      Ratio
March 31, 1996                                                   1.20 to 1.00
June 30, 1996                                                    1.20 to 1.00
September 30, 1996                                               1.20 to 1.00
December 31, 1996                                                1.20 to 1.00
March 31, 1997                                                   1.20 to 1.00
June 30, 1997                                                    1.20 to 1.00
September 30, 1997                                               1.20 to 1.00
December 31, 1997                                                1.20 to 1.00
March 31, 1998                                                   1.20 to 1.00
June 30, 1998                                                    1.20 to 1.00
September 30, 1998                                               1.20 to 1.00
December 31, 1998                                                1.20 to 1.00
March 31, 1999                                                   1.20 to 1.00
June 30, 1999                                                    1.20 to 1.00
September 30, 1999                                               1.20 to 1.00
December 31, 1999                                                1.20 to 1.00
Term Loan Maturity Date                                          1.20 to 1.00

         SECTION 6.13. Total Debt Ratio. (a) Permit (i) the ratio of (A) Total Debt as of June 30, 1995, to (B) Annualized EBITDA for the fiscal quarter ended June 30, 1995, to be in excess of 4.00 to 1.00, (ii) permit the ratio of
(A) Total Debt as of September 30, 1995, to (B) Annualized EBITDA for the two-fiscal-quarter period ended September 30, 1995, to be in excess of 4.00 to
1.00 or (iii) permit the ratio of (A) Total Debt as of December 31, 1995, to
(B) Annualized EBITDA for the three-fiscal-quarter period ending on December 31, 1995, to be in excess of 3.25 to 1.00. For purposes of the foregoing, the term "Annualized EBITDA" shall mean (i) with respect to the fiscal quarter ended June 30, 1995, the EBITDA of Coram, the Borrower and the Subsidiaries on a consolidated basis divided by .25, (ii) with respect to the two-fiscal-quarter period ended September 30, 1995, the EBITDA of Coram, the Borrower and the Subsidiaries on a consolidated basis for such period divided by .50 and (iii) with respect to the three-fiscal-quarter period ended December 31, 1995, the EBITDA of Coram, the Borrower and the Subsidiaries on a consolidated basis for such period divided by .75.

         (b) Permit the ratio of (i) Total Debt as of any date set forth below to (ii) EBITDA of Coram, the Borrower and the Subsidiaries for the four-fiscal-quarter period ending on such date to be in excess of the ratio set forth below opposite such date:

         Date                                                           Ratio
March 31, 1996                                                      2.75 to 1.00
June 30, 1996                                                       2.75 to 1.00
September 30, 1996                                                  2.50 to 1.00
December 31, 1996                                                   2.50 to 1.00
March 31, 1997                                                      2.50 to 1.00
June 30, 1997                                                       2.50 to 1.00
September 30, 1997                                                  2.25 to 1.00
December 31, 1997                                                   2.25 to 1.00
March 31, 1998                                                      2.00 to 1.00
June 30, 1998                                                       2.00 to 1.00
September 30, 1998                                                  2.00 to 1.00
December 31, 1998                                                   2.00 to 1.00
March 31, 1999                                                      2.00 to 1.00
June 30, 1999                                                       2.00 to 1.00
September 30, 1999                                                  2.00 to 1.00
December 31, 1999                                                   2.00 to 1.00
Term Loan Maturity Date                                             2.00 to 1.00

         SECTION 6.14. Cash Interest Expense Coverage Ratio. Permit the ratio of (a) EBITDA of Coram, the Borrower and the Subsidiaries minus Capital Expenditures of Coram, the Borrower and the Subsidiaries to (b) the aggregate amount of Consolidated Cash Interest Expense (i) for the two-fiscal-quarter period ending September 30, 1995, to be less than 1.75 to 1.00, (ii) for the three-fiscal-quarter period ending December 31, 1995, to be less than 2.00 to
1.00 or (iii) for any four-fiscal-quarter period ending on a date set forth below to be less than the ratio set forth opposite such date:

         Date                                                           Ratio

March 31, 1996                                                      2.50 to 1.00
June 30, 1996                                                       2.75 to 1.00
September 30, 1996                                                  3.25 to 1.00
December 31, 1996                                                   3.25 to 1.00
March 31, 1997                                                      3.25 to 1.00
June 30, 1997                                                       3.50 to 1.00
September 30, 1997                                                  3.50 to 1.00
December 31, 1997                                                   3.75 to 1.00
March 31, 1998                                                      4.00 to 1.00
June 30, 1998                                                       4.00 to 1.00
September 30, 1998                                                  4.00 to 1.00
December 31, 1998                                                   4.00 to 1.00
March 31, 1999                                                      4.00 to 1.00


June 30, 1999                                                       4.00 to 1.00
September 30, 1999                                                  4.00 to 1.00
December 31, 1999                                                   4.00 to 1.00
Term Loan Maturity Date                                             4.00 to 1.00

         SECTION 6.15. EBITDA. Permit EBITDA of Coram, the Borrower and the Subsidiaries for any four-fiscal-quarter period (a) ending on or after March 31, 1996, and before March 31, 1997, to be less than $140,000,000 and (b) ending on or after March 31, 1997, to be less than $155,000,000.

         SECTION 6.16. Lease Expense. Permit the aggregate amount of payments under operating leases in any fiscal year to exceed $25,000,000.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

                 (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                 (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                 (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

                 (d) default shall be made in the due observance or performance by Coram, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08, 5.10 and 5.17 or in Article VI;

                 (e) default shall be made in the due observance or performance by Coram, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 (or, if any Subordinated Bridge Notes or Subordinated Rollover Notes remain outstanding, 25) days (except that with respect to Section 5.02, such period shall be 15 days) after written notice thereof from the Administrative Agent or any Lender to the Borrower;

                 (f) Coram, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000 when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause
         (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                 (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Coram, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Coram, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
         (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Coram, the Borrower or any Subsidiary or for a substantial part of the property or assets of Coram, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Coram, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                 (h) Coram, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
         (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Coram, the Borrower or any Subsidiary or for a substantial part of the property or assets of Coram, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                 (i) one or more judgments for the payment of money in an aggregate amount that is not covered by insurance in excess of $5,000,000 shall be rendered against Coram, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Coram, the Borrower or any Subsidiary to enforce any such judgment;

                 (j) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of Coram or the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of a statement required pursuant to Section 5.06(b)(iii) hereof, the Administrative Agent shall have notified the Borrower in writing that (A) the Required Leaders have made a reasonable determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC, the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or the imposition of a lien in favor of a Plan and (B) as a result thereof an Event of Default exists hereunder; or (ii) a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Plan or Plans;

                 (k) (i) Coram, the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) Coram, the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities

         (determined as of the date or dates of such notification), either (A) exceeds $5,000,000 or requires payments exceeding $1,000,000 in any year or (B) is less than $5,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due;

                 (l) Coram, the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Coram, the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $5,000,000.

                 (m) any security interest in any Collateral having, individually or in the aggregate, a fair market value in excess of $2,500,000 purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreements and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

                 (n) there shall have occurred a Change in Control; or

                 (o) either of the Parent Guarantee Agreement or the Subsidiary Guarantee Agreement shall cease to be, or shall be asserted by Coram or by any Subsidiary Guarantor, as applicable, not to be, in full force and effect and enforceable in accordance with its terms (in any case other than to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought in a proceeding in equity or at law));

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the

Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) require the posting of cash collateral in accordance with Section 2.21(k) and (iv) exercise any remedies available under any Loan Document or otherwise; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

               THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

         In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Fronting Bank (for purposes of this
Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Fronting Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Fronting Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Fronting Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative
Agent.   Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to
execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Fronting Bank of any of its obligations hereunder or to any Lender or the Fronting Bank on account of the failure of or delay in performance or breach by any other Lender, the Fronting Bank, the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to the Borrower's approval, which shall not be unreasonably withheld. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring

Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with an office in the United States of America, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                 (a) if to the Borrower, to it c/o Coram Healthcare Corporation, 1125 Seventeenth Street, Suite 1500, Denver, Colorado 80202, Attention of Sam R. Leno (Telecopy No. (303) 298-0043);

                 (b) if to the Administrative Agent or the Fronting Bank, to Chemical Bank Agency Services Corporation, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Janet Belden (Telecopy No. (212) 622-0002), with a copy to Chemical Bank, at 270 Park Avenue, New York 10017, Attention of Robert L. Parker (Telecopy No. (212) 270-3279); and

                 (c) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Fronting Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Fronting Bank, regardless of any investigation made by the Lenders or the Fronting Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.

         SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Fronting Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Fronting Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire Commitment of the assigning Lender), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and
(iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in
(i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Fronting Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Fronting Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Fronting Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Fronting Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower, the Fronting Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Fronting Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments or releasing any material portion of any Collateral under the Security Documents).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

         (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender, provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

         (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Fronting Bank and each Lender, and any attempted assignment without such consent shall be null and void.

         (j) In the event that Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Thompson's BankWatch (or Insurance Watch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by Insurance Watch Ratings Service)), respectively, then the Fronting Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Fronting Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Fronting Bank in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights (including in connection with any debt restructuring or "work-outs") in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, the Collateral Agent and the Fronting Bank, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender (it being understood that, so long as no Event of Default shall have occurred and be continuing, the Borrower shall not be obligated to pay any costs or expenses incurred by any Lender in connection with visiting and inspecting the financial
records and properties of any Loan Party pursuant to Section 5.07).   The
Borrower shall also reimburse the Administrative Agent for the out-of-pocket expenses incurred by the Administrative Agent in connection with, and on a fully allocated basis for the Administrative Agent's reasonable internal costs in connection with, any evaluation and appraisal relating to the computation of the Borrowing Base.

         (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Fronting Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. If any proceeding, including any governmental investigation, shall be instituted involving any Indemnitee, in respect of which indemnity may be sought against the Borrower, such Indemnitee shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof on behalf of such Indemnitee including the employment of counsel (reasonably satisfactory to such Indemnitee) and payment of all reasonable expenses. Any Indemnitee shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnitee unless (i) the employment of such separate counsel has been specifically authorized by the Borrower or (ii) the named parties to any such action (including any impleaded parties) include such Indemnitee and the Borrower and such Indemnitee shall have been advised by its counsel that there may be one or more legal defenses available to such Indemnitee that are different from or in addition to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnitee). At any time after the Borrower has assumed the defense of any proceeding involving any Indemnitee in respect of which indemnity has been sought against the Borrower in accordance with this Section, such Indemnitee may elect, by written notice to the Borrower, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnitee's choosing and at the Indemnitee's expense. No Indemnitee shall consent to any settlement in connection with any proceeding for which indemnification is sought without the prior written consent of the Borrower (which shall not be unreasonably withheld).

         (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Fronting Bank. All amounts due under this Section
9.05 shall be payable on written demand therefor.

         SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. Any Lender exercising such right of setoff shall promptly notify the Borrower thereof (it being understood that any failure to so notify the Borrower shall not affect such Lender's right to set off such amounts). The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

         SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Fronting Bank in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Fronting Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.11(b), Section 2.16,
Section 6.10(b)(i), the provisions of this Section 9.08(b), the definition of the term "Required Lenders" or "Super-majority Lenders" without the prior written consent of each Lender, (iv) permit Coram, the Borrower or any Subsidiary to grant or otherwise create any Lien on any material portion of the Collateral that is pari passu with or senior to the Liens created under the Security Documents in order to secure the obligations of Coram, the Borrower or any Subsidiary under any Subordinated Bridge Note, Subordinated Rollover Note, Refinancing Note or Subordinated Guarantee or any extension, renewal or refinancing of any thereof without the prior written consent of the Super-majority Lenders or (v) release any material portion of the Collateral (except in connection with asset sales permitted pursuant to Section 6.05(b)), release Coram from its obligations under the Parent Guarantee Agreement or release any of the Principal Subsidiaries from its obligations under the Subsidiary Guarantee Agreement without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Fronting Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Fronting Bank. For purposes of the foregoing, "Super-majority Lenders" shall mean, at any time, Lenders having outstanding Loans, L/C Exposures and unused Commitments representing at least 75% of the sum of all outstanding Loans, L/C Exposures and unused Commitments at such time.

         SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Coram and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         (b) Each of Coram and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Fronting Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, representatives and Affiliates as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process or (d) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Agreement or (ii) becomes available to the Administrative Agent, the Fronting Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender based on any of the foregoing) that are received from Coram, the Borrower, any Subsidiary or any of their respective agents or representatives and related to Coram, the Borrower, any Subsidiary, any shareholder of Coram, any Joint Venture or any employee, customer or supplier of Coram, the Borrower or any Subsidiary, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and that are, in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this
Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                CORAM HEALTHCARE CORPORATION,

                                by  /s/ Sam R. Leno
                                    ------------------------------
                                Name:   Sam R. Leno
                                Title:  Chief Financial Officer


                                CORAM, INC.,

                                by  /s/ Sam R. Leno
                                    ------------------------------
                                Name:   Sam R. Leno
                                Title:  Chief Financial Officer


                                CHEMICAL BANK, individually and as
                                Administrative Agent, Collateral Agent and
                                Fronting Bank,

                                by  /s/ Beth F. Herman
                                    ------------------------------
                                Name:   Beth F. Herman
                                Title:  Vice President

                                BANK OF AMERICA NT & SA,

                                  by  /s/ Wyatt R. Ritchie
                                      ------------------------------
                                      Name: Wyatt R. Ritchie
                                      Title: Vice President


                                BANK OF IRELAND GRAND CAYMAN,

                                  by  /s/ Roger M. Burns
                                      ------------------------------
                                      Name: Roger M. Burns
                                      Title: Vice President


                                THE BANK OF NOVA SCOTIA,

                                  by  /s/ Dana Maloney
                                      ------------------------------
                                      Name: Dana Maloney
                                      Title: Relationship Manager


                                BERLINER HANDELS- UND
                                FRANKFURTER BANK GRAND CAYMAN BRANCH,

                                  by  /s/ Evon Contos
                                      ------------------------------
                                      Name: Evon Contos
                                      Title: Vice President

                                  by  /s/ Dan Dobrjanskyj
                                      ------------------------------
                                      Name: Dan Dobrjanskyj
                                      Title: Assistant Treasurer

                                CHL HIGH YIELD LOAN PORTFOLIO
                                (a Unit of Chemical Bank),

                                  by  /s/ James P. Ferguson
                                      --------------------------------
                                      Name: James P. Ferguson
                                      Title: Managing Director


                                CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH,

                                  by  /s/ Xavier Ratouis
                                      --------------------------------
                                      Name: Xavier Ratouis
                                      Title: Authorized Signature


                                THE FIRST NATIONAL BANK OF BOSTON,

                                  by  /s/ Oscar Jazdowski
                                      --------------------------------
                                      Name: Oscar Jazdowski
                                      Title: Managing Director


                                THE FIRST NATIONAL BANK OF
                                CHICAGO,

                                  by  /s/ Catherine V. Frank
                                      --------------------------------
                                      Name: Catherine V. Frank
                                      Title: Officer


                                FIRST UNION NATIONAL
                                BANK OF NORTH CAROLINA,

                                  by  /s/ Tess Whelpley
                                      --------------------------------
                                      Name: Tess Whelpley
                                      Title: Vice President

                                THE MITSUBISHI BANK, LIMITED
                                CHICAGO BRANCH,

                                  by  /s/ Noboru Kobayashi
                                      --------------------------------
                                      Name: Noboru Kobayashi
                                      Title: Joint General Manager


                                NBD BANK,

                                  by  /s/ Robert Lawrence
                                      --------------------------------
                                      Name: Robert Lawrence
                                      Title: Vice President


                                NATIONSBANK of TEXAS, N.A.

                                  by  /s/ Frank T. Hundley
                                      --------------------------------
                                      Name: Frank T. Hundley
                                      Title: Senior Vice President